Exhibit 4.10

NOTE PURCHASE AGREEMENT

Dated as of March 20, 2009

by and between

EVERGREEN ENERGY INC.

EVERGREEN OPERATIONS, LLC

BUCKEYE INDUSTRIAL MINING CO.

and

CENTURION CREDIT FUNDING LLC

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TABLE OF CONTENTS

(continued)

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NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of March 20, 2009 (this “Agreement”), is by and among EVERGREEN ENERGY INC., a Delaware corporation (“Evergreen”), EVERGREEN OPERATIONS, LLC, a Delaware limited liability company (“Evergreen Op”) and BUCKEYE INDUSTRIAL MINING CO., an Ohio corporation (“Buckeye,” together with Evergreen and Evergreen Op, the “Companies” and each individually referred to as a “Company”) and CENTURION CREDIT FUNDING LLC, a Delaware limited liability company (the “Investor”).

The parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTE

Section 1.1                                      Purchase and Sale of Note.

(a)                                  Upon the following terms and conditions, the Companies shall issue and sell to the Investor, and the Investor shall purchase from the Companies, one or more senior secured promissory notes in an aggregate principal amount of up to Fifteen Million Dollars ($15,000,000).

(b)                                 At the First Tranche Closing (as hereafter defined), upon satisfaction of the terms and conditions set forth in Article IV, the Companies shall issue to the Investor a promissory note, substantially in the form of Exhibit B-1 hereto (the “First Tranche Note”), in the aggregate principal amount of Five Million Dollars ($5,000,000), and the Investor shall advance, as payment in full for the First Tranche Note, the sum of Five Million Dollars ($5,000,000) (the “First Tranche”) on the First Tranche Closing.  The issuance and sale of the First Tranche Note is referred to herein as the “First Tranche Closing”.

(c)                                  At the Second Tranche Closing (as hereafter defined), upon satisfaction of the terms and conditions set forth in Article IV and this Section 1.1(c), the Companies shall issue to the Investor a promissory note, substantially in the form of Exhibit B-2 hereto (the “Second Tranche Note,”), in the aggregate principal amount of Five Million Dollars ($5,000,000), and the Investor shall advance, as payment in full for the Second Tranche Note the sum of Five Million Dollars ($5,000,000) (the “Second Tranche”), provided that (i) the Investor shall have received a written request from the Companies at least five (5) Business Days prior to the requested date of such advance in the form of Exhibit 1.1(c) attached hereto (the “Form of Advance Request”); (ii) such request shall have been made on or prior to April 3, 2009, (iii) no Event of Default (as defined in the Notes) shall have occurred and be continuing, (iv) Buckeye shall have executed and delivered security documents to Investor, in form and substance reasonably satisfactory to Investor, such that upon filing and/or recordation of such security documents, the Investor shall have a first priority security interest in all real property of Buckeye (including fee owned and leasehold interests) and (v) the Companies shall have satisfied such other conditions reasonably requested by Investor (including, without limitation, delivery of title insurance with respect to the fee owned real property, in amounts and issued by an insurance company acceptable to Investor (the “Title Insurance”)); provided, further that, Investor, in its sole discretion, may waive any of the foregoing conditions, in which case, the Companies must issue the Second Tranche Note on or prior to April 3, 2009 immediately upon the Investor’s request.  The Investor shall use commercially reasonable efforts to advance the Second Tranche within three (3) Business Days of satisfaction of the conditions immediately set forth above.  The issuance and sale of the Second Tranche Note is referred to herein as the “Second Tranche Closing”.

(d)                                 At the Third Tranche Closing (as hereafter defined), upon satisfaction of the terms and conditions set forth in Article IV and this Section 1.1(d), the Companies shall issue to the Investor a promissory note, substantially in the form of Exhibit B-3 hereto (the “Third Tranche Note,” and together with the First Tranche Note, and the Second Tranche Note, collectively, the “Notes”), in the aggregate principal amount of Five Million Dollars ($5,000,000), and the Investor shall advance, as payment in full for the Third Tranche Note the sum of Five Million Dollars ($5,000,000) (the “Third Tranche”), provided that (i) the Investor shall have received a written Form of Advance request from the Companies at least five (5) Business Days prior to the requested date of such advance; (ii) such request is made on or before one day prior to the Maturity Date (as defined in the Notes), (iii) no Event of Default (as defined in the Notes) shall have occurred and be continuing and (iv) the conditions for the Second Tranche shall have been satisfied and Investor shall have advanced the Second Tranche.  The issuance and sale of the Third Tranche Note is referred to herein as the “Third Tranche Closing”.  The First Tranche Closing, Second Tranche Closing, and Third Tranche Closing are sometimes referred to collectively herein as the “Closings”.

(e)                                  The Investor shall not be required to fund a request from the Companies for an advance in connection with the Second Tranche or Third Tranche in an amount less than Five Million Dollars ($5,000,000).  Subject to the limitations set forth in Section 7.1, the Investor is permitted to deduct and retain from the First Tranche, Second Tranche and Third Tranche any and all fees and expenses of the Investor that that have been invoiced the same day as such advance.

Section 1.2                                      Closings.

The First Tranche Closing under this Agreement shall take place immediately upon the execution of this Agreement by the parties hereto and the satisfaction of the conditions contained in Article IV (as determined by the Investor) or on such other date as may be agreed upon in writing by the parties hereto (the “Closing Date”).  The First Tranche Closing shall take place at the offices of the Investor, 152 West 57th Street, 4th Floor, New York, NY 10:00 a.m. New York time or at some other time and location as may be agreed upon by the parties hereto.  At the First Tranche Closing, the Investor shall advance the First Tranche by wire transfer of immediately available funds to an account designated by the Companies.  At the Second Tranche Closing, the Investor shall advance the Second Tranche by wire transfer of immediately available funds to an account designated by the Companies.  At the Third Tranche Closing, the Investor shall advance the Third Tranche by wire transfer of immediately available funds to an account designated by the Companies.

Section 1.3                                      Note Shares.

Evergreen has authorized and has initially reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of common stock of Evergreen (“Common Stock”) at least equal to one hundred fifty percent (150%) of the aggregate number of shares of Common Stock to effect the conversion of the Notes in full.  Any shares of Common Stock issuable upon conversion of the Notes (and such shares when issued) are herein referred to as the “Conversion Shares”.  The Notes and Conversion Shares are sometimes collectively referred to herein as the “Securities”.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1                                      Representations and Warranties of the Companies.

Each Company hereby represents and warrants to the Investor, as of the date hereof and the date of each Closing (as applicable) hereunder (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)                                  Organization, Good Standing and Power.  Each Company is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with respect to Evergreen and Evergreen Op and the State of Ohio with respect to Buckeye and has the requisite corporate or limited liability company power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  No Company has any direct or indirect Subsidiaries (as defined in Section 2.1(g)) or own equity securities of any kind in any other entity except as set forth on Schedule 2.1(g) hereto.  Each Company is duly qualified as a foreign corporation to do business and is in good standing in every other jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect.  For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties (including the Collateral (as defined in the Security Agreement)), prospects, or financial condition of any Company and its Subsidiaries.

(b)                                 Authorization; Enforcement.  Each Company has the requisite corporate or limited liability company power and authority to enter into and perform (i) this Agreement, (ii) the Notes, (iii) the Security Agreement by and between Buckeye and the Investor dated as of the Closing Date (the “Security Agreement”), (iv) those certain leasehold and fee mortgages by and between Buckeye and Investor to be dated on or before April 3, 2009 (collectively, the “Mortgages”) the Officer’s Certificate to be delivered by the Companies, dated as of the Closing Date (the “Officer’s Certificate”), the Irrevocable Transfer Agent Instructions dated as of the date hereof, substantially in the form of Exhibit E attached hereto (“Instructions”), (v) and the Pledge Agreement to be delivered by Evergreen Op in favor of the Investor dated as of the Closing Date (the “Pledge Agreement”) (collectively, together with this Agreement, the Notes,

Officer’s Certificate, Security Agreement, the Mortgages, and the Instructions, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by each Company and the consummation by each Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate or limited liability company action, and, except as set forth on Schedule 2.1(b), no further consent or authorization of any Company, its Board of Directors, manager, stockholders, or any other third party is required.  When executed and delivered by each Company and assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Transaction Documents shall constitute a valid and binding obligation of each Company that is a party thereto, enforceable against each such Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)                                  Capitalization.  Schedule 2.1(c)(i) hereto sets forth (i) the authorized capital stock on the Closing Date, (ii) the issued and outstanding shares of capital stock of each Company as of the Closing Date, (iii) the number of shares of capital stock issuable pursuant to Evergreen’s equity incentive plan as of February 28, 2009, and (iv) the number of capital shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any capital shares of Evergreen as of February 28, 2009.  All of the outstanding shares of the Common Stock and any other outstanding security of each Company have been duly and validly authorized.  Except as set forth in this Agreement, or as set forth on Schedule 2.1(c)(ii) hereto, no shares of Common Stock or any other security of any Company are entitled to preemptive rights or registration rights.  There are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Evergreen Op or Buckeye.  Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c)(iii) hereto, there are no contracts, commitments, understandings, or arrangements by which any Company is or may become bound to issue additional shares of the capital stock of such Company or options, securities or rights convertible into shares of capital stock of such Company.  Except as provided on Schedule 2.1(c)(iv) hereto, no Company is a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  Except as set forth on Schedule 2.1(c)(v), no Company is a party to, and has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of any Company.

(d)                                 Issuance of Securities.  The Notes have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind.  When the Conversion Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Notes, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances, and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)                                  No Conflicts.  The execution, delivery and performance of the Transaction Documents by each Company, the performance by each Company of its obligations under the Notes and the consummation by each Company of the transactions contemplated hereby and thereby, and the issuance of the Securities as contemplated hereby, do not and will not (i) violate or conflict with any provision of any Company’s Certificate of Incorporation or Certificate of Formation (the “Charter”) or Bylaws or Limited Liability Company Agreement (the “Bylaws or LLC Agreement”), each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, instrument, bond, license, lease agreement, instrument or obligation to which any Company is a party or by which any Company or any of any Company’s respective properties or assets are bound, (iii) result in a violation of any material federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to any Company or by which any property or asset of any Company are bound or affected, or (iv) result in or require the creation or imposition of a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of any Company under any agreement or any commitment to which any Company is a party or by which any Company is bound or by which any of their respective properties or assets are bound (other than pursuant to the Transaction Documents).  No Company is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by any Company under applicable state and federal securities laws, rules or regulations or that are not material, and except for filings, consents and approvals with respect to the Collateral (as defined in the Security Agreement)).

(f)                                    Commission Documents, Financial Statements.  The Common Stock of Evergreen is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Evergreen has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  At the time of the filing, except for prior errors or omissions contained in Commission Documents at the time of filing, all of which have been corrected and refiled with the Commission as of the date hereof, and then at the time of refiling, each Commission Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Commission Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, except for financial statements of Evergreen that have been restated and refiled with the Commission prior to the date hereof, and then as of the date of such restatement, the financial statements of Evergreen included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.

Such financial statements, or if restated prior to the date hereof, such restated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of Evergreen and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)                                 Subsidiaries.  Schedule 2.1(g) hereto sets forth each Subsidiary of each Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary.  For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by a Company and/or any of its other Subsidiaries.  All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable.  Except as set forth on Schedule 2.1(g) hereto, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  No Company or any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto.  No Company or any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.  Each subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdictions set forth on Schedule 2.1(g) and has the requisite corporate or other power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(h)                                 No Material Adverse Change.  Except as set forth on Schedule 2.1(h), since November 10, 2008, no event, circumstance or change has occurred that has caused or evidences a Material Adverse Effect.

(i)                                     No Undisclosed Liabilities.  Except as disclosed on Schedule 2.1(i) hereto, since November 10, 2008, no Company or any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of such Company’s or such Company’s Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(j)                                     No Undisclosed Events or Circumstances.  Since November 10, 2008, except as disclosed on Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Companies, or any of them, or any Company’s Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which would require Evergreen to file a Form 8-K with the Commission under the Exchange Act or publicly announced under the rules and regulations of NYSE Arca, but which has not been so publicly announced or disclosed on a Form 8-K.

(k)                                  Indebtedness.  No Company is in default with respect to any Indebtedness, the outstanding principal obligation of which exceeds $100,000.  For the purposes of this Agreement, “Indebtedness” shall mean, with respect to any Person, without duplication: (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments, (c) all obligations in respect of letters of credit, surety bonds, bankers’ acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products (excluding obligations in respect of trade letters or credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within ten (10) Business Days), (d) all obligations as lessee under capital leases, (e) all obligations or liabilities secured by a lien or encumbrance on any asset of such Person, irrespective of whether such obligation or liability is assumed, (f) trade debt and accounts payable which remain unpaid more than ninety (90) days past the invoice date, (g) any obligation to pay the deferred and unpaid purchase price of property or services, which are recorded as liabilities under GAAP, excluding trade payable arising in the ordinary course of business, and (h) any Indebtedness of other Persons guaranteed by such Person to the extent so guaranteed.  Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured Indebtedness and Indebtedness for borrowed money (either on a secured or unsecured basis) of any Company.  “Person” means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, joint-stock company, unincorporated organization, cooperative, trust, estate, governmental entity or any other entity of any kind or nature whatsoever.

(l)                                     Title to Assets.  Each Company and each of the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for Permitted Encumbrances.  Any leases relating to real property of each Company are valid and subsisting and in full force and effect and set forth on Schedule 2.1(l).  Pursuant to, and upon execution and delivery of, the Security Agreement and the Mortgages, Buckeye shall have granted to the Investor a first priority security interest in substantially all of the assets of Buckeye.

(m)                               Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of any Company, threatened against any Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of any Company, threatened against or involving any Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against any Company or any Subsidiary or any officers or directors of any Company or Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(n)           Compliance with Law.  The business of the Companies and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, including, without limitation, Mining, Safety or Environmental Laws, expect where such noncompliance could not reasonably be expected to have a Material Adverse Effect.  Each Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it (including any required under any Environmental Laws), expect as could not reasonably be expected to have a Material Adverse Effect. Except for such instances as could not reasonably be expected to have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting any Company or any of its Subsidiaries that violate or may violate any Environmental Law after the applicable Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.  “Mining, Safety or Environmental Laws” means all applicable federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits or other governmental restrictions, including, without limitation, those relating to or addressing (i) mining operations and activities, (ii) workplace or worker safety and health, or (iii) to the environment or emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes or to the reclamation of lands (“Environmental Laws”) and shall include, but not be limited to (A) the Surface Mining Control and Reclamation Act of 1977, as amended, all other land reclamation and use statutes and regulations, the federal Coal Mine Health and Safety Act of 1969, as amended, and other Laws administered by the Federal Mine Safety and Health Administration and the Ohio Department of Natural Resources (Ohio Division of Mineral Resources Management), and (B) CERCLA as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980 and the Hazardous and Solid Waste Amendments of 1984; the Toxic Substances Control Act, 15 U.S.C.; the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Clean Air Act; the Safe Drinking Water Act; The Occupational Safety and Health Act of 1970; the Federal Insecticide, Fungicide and Rodenticide Act and the Endangered Species Act, each as amended and their state and local counterparts or equivalents.

(o)           Taxes.  Each Company and each of the Subsidiaries has accurately prepared in all material respects and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Companies and the Subsidiaries for all current taxes and other charges to which any Company or any Subsidiary is subject and which are not currently due and payable.  Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of any Company or any Subsidiary have been audited by the Internal Revenue Service.  No Company has knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against any Company or any Subsidiary for any period, or of any basis for any such assessment, adjustment or contingency.

(p)           Disclosure.  Except for the transactions contemplated by this Agreement, each Company confirms that neither it nor any other person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or might constitute material, nonpublic information.  Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Investor by or on behalf of any Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(q)           Books and Records; Internal Accounting Controls.  The records and documents of the Companies and their Subsidiaries accurately reflect in all material respects the information relating to the business of the Companies, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Companies. Evergreen is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  Evergreen maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Evergreen has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Evergreen and its Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by Evergreen in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  Each Company’s certifying officers have evaluated the effectiveness of such Company’s disclosure controls and procedures as of the end of the period covered by such Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  Each Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in any Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, any Company’s internal control over financial reporting.

(r)            Material Agreements.  Each Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission or any other material contract, material instrument, material agreement, material commitment, material obligation, material plan or material arrangement to which any Company is a party or by which any Company’s properties or assets are bound (collectively, the “Material Agreements”).  No Company or any of its Subsidiaries has received any notice of default under any Material Agreement.  No Company or any of its Subsidiaries is in default under any Material Agreement now in effect.

(s)           Transactions with Affiliates.  Except as set forth on Schedule 2.1(s) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) any Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of any Company, or any of its Subsidiaries, or any person owning at least 5% of the outstanding capital stock of any Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in any Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(t)            Securities Act of 1933.  Subject to the accuracy of the representations and warranties of the Investor contained in Section 2.2 hereof, Evergreen has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder.  Neither Evergreen nor to the Evergreen’s knowledge any Person acting on its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.  Evergreen is not, and has never been, a company described in Rule 144(i)(1) under the Securities Act, and is a “reporting issuer” as described in Rule 144(c)(1) under the Securities Act.  Neither Evergreen nor any of its Subsidiaries, nor to Evergreen’s knowledge any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Evergreen security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by Evergreen on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the transactions contemplated hereby or that would require such registration under the Securities Act.  Subject to the accuracy of the representations and warranties of the Investor contained in Section 2.2 hereof, the offer and sale of the Notes to the Investor as contemplated hereby is exempt from the registration requirements of the Securities Act  Evergreen has not, and to Evergreen’s knowledge, none of its directors, officers or controlling persons, has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the securities issued or issuable in connection with the transactions contemplated hereunder.

(u)           Employees.  As of the applicable Closing, no Company or any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(u) hereto.  Except as set forth on Schedule 2.1(u) hereto, no Company or any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by such Company or such Subsidiary that is required to be disclosed in the Commission Documents that is not so disclosed.

(v)           Intellectual Property.  Except as set forth on Schedule 2.1(v) hereto, each Company and each of the Subsidiaries owns or possesses the rights to use all patents (and any patentable improvements thereof), trademarks, service marks, trade names, domain names, copyrights (and any copyrightable derivative works thereof), websites and intellectual property rights relating thereto (to any of the foregoing list, whether or not registered), licenses and authorizations which are necessary for the conduct of its business as now conducted without infringement or any conflict with the rights of others, except where such conflicts could not reasonably be expected to have a Material Adverse Effect.

(w)          Absence of Certain Developments.  Except as set forth in the Commission Documents or provided on Schedule 2.1(w) hereto, since November 10, 2008, no Company or any Subsidiary has:

(i)            issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

(ii)           borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of such Company and its Subsidiaries;

(iii)          discharged or satisfied any lien or encumbrance in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business;

(iv)          declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $100,000 individually or $100,000 in the aggregate;

(v)           sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

(vi)          sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $100,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

(vii)         suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)        made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)           made capital expenditures or commitments therefor that aggregate in excess of  (A) $100,000 for each of Evergreen and Evergreen Ops and (B) $2,000,000 for Buckeye;

(x)            entered into any material transaction, whether or not in the ordinary course of business;

(xi)           made charitable contributions or pledges in excess of $100,000;

(xii)          suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)         experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv)                         entered into an agreement, written or otherwise, to take any of the foregoing actions.

(x)            Public Utility Holding Company Act and Investment Company Act Status.  No Company or any of its Subsidiaries is a “holding company,” “subsidiary company” of a “holding company” or “affiliate” of a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 2005, as amended.  No Company or any of its Subsidiaries is, and as a result of and immediately upon any of the Closings, will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(y)           ERISA.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by any Company or any of its Subsidiaries which is or would be materially adverse to the Companies, or any of them, or its Subsidiaries.  The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended.  As used in this Section 2.1(y), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by any Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with any Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(z)            No Integrated Offering.  No Company, or any of its affiliates, or any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by Evergreen for purposes of the Securities Act which would prevent Evergreen from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will Evergreen or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.  Except as set forth on Schedule 2.1(z), (a)  Evergreen does not have any registration statement pending before the Commission or currently under the Commission’s review or (b) since November 10, 2008, Evergreen has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(aa)         Dilutive Effect.  Evergreen understands and acknowledges that its obligation to issue the Conversion Shares upon the conversion of any Note in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of Evergreen.

(bb)         DTC Status.   Except as set forth on Schedule 2.1(bb) hereto, Evergreen’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.  The name, address, telephone number, fax number, contact person and email of Evergreen’s transfer agent is set forth on Schedule 2.1(bb) hereto.

(cc)         Governmental Approvals.  Except for the filing of any notice prior or subsequent to the First Tranche Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Notes, or for the performance by any Company or any of its Subsidiaries of its obligations under the Transaction Documents.

(dd)         Broker’s Fees.  Except as set forth on Schedule 2.1(dd), no Company or any Subsidiary has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Transaction Documents.

(ee)         Letter of Intent.  Buckeye has received and delivered to the Investor executed letters of intent from unaffiliated party with respect to the sale of all or substantially all of the assets of Buckeye.

Between the date hereof and the date of each of the respective Closings, if any of the information or disclosures provided on any of the Schedules originally attached hereto or any representation or warranty contained in Article II become outdated or incorrect in any respect for any facts or conditions that occur between the date hereof and the date of the Second Tranche Closing, or the date of the Second Tranche Closing and the date of the Third Tranche Closing, as applicable, the Companies shall deliver to the Investor such revision or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), or representation or warranty for such change in facts or conditions (a “Supplement”).  Upon Investor’s receipt of such Supplement, such representations or warranties shall be deemed to be automatically updated as set forth therein; provided, that no such Supplement shall be deemed to cure any breach of any representation or warranty existing when made as of the date hereof, the date of the Second Tranche Closing or the date of the Third Tranche Closing, as applicable (except for representations and warranties made as of only a specified date, which shall be true and correct as of the specified date) or other default that with the giving of notice or passage of time, or both, would constitute an Event of Default or Event of Default with respect to the information contained therein.

Section 2.2             Representations and Warranties of the Investor.

(a)           Organization; Authorization.  Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or organizational power and authority to enter into and to consummate the transactions contemplated in the Transaction Documents to which it is a party and to otherwise carry out its obligations thereunder.  The execution, delivery and performance by Investor of the transactions contemplated by the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of Investor, enforceable against Investor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(b)           Purchase Entirely for Own Account.  The Notes to be purchased by Investor hereunder will be acquired by Investor as principal for Investor’s own account, for investment purposes, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, provided, however, that by making the representations herein, the Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.  Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

(c)           Securities Act. The Investor further represents and warrants to the Companies as of the date hereof that (i) the Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the proposed investment in the Securities; (ii) the Investor understands that neither the Notes nor the Conversion Shares may be sold, transferred or otherwise disposed of by it without registration under the Securities Act and any applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering such securities or an available exemption from registration, such Investor might be required to hold such securities indefinitely; and (iii) the Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(d)           No General Solicitation.  The Investor did not learn of the investment in the Notes as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the 1933 Act.

ARTICLE III

COVENANTS

Each Company covenants with the Investor as follows, which covenants are for the benefit of the Investor and its assignees.  Unless otherwise set forth in the covenants in this Article III, such covenants shall survive each of the Closings hereunder until the Notes are paid in full and the Investor has no obligation (contingent or otherwise) to advance funds hereunder.

Section 3.1             Securities Compliance.

The Companies shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Investor or subsequent holders.

Section 3.2             Registration and Listing.

Evergreen shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all material respects with its reporting and filing obligations under the Exchange Act and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act.  Evergreen will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board, the NYSE Arca Exchange, the New York Stock Exchange, the NYSE Alternext Exchange, the Nasdaq Capital Markets, the Nasdaq Global Markets or the Nasdaq Global Select Market.  If required, Evergreen will promptly file the “Listing Application” for, or in connection with, the issuance and delivery of any of the Conversion Shares.  Subject to the terms of the Transaction Documents, Evergreen further covenants that it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the Conversion Shares without registration under the Securities Act in accordance with Rule 144 promulgated under the Securities Act.  Upon the request of the Investor, Evergreen shall deliver to the Investor a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3             Compliance with Laws.

Each Company shall comply in all respects, and cause each Subsidiary to comply in all respects, with all applicable laws, rules, regulations and orders of any governmental authority, including without limitation, all Mining, Safety or Environmental Laws, securities law, rules and regulations, as well as all contractual obligations and agreements with respect to remediation or other mining, safety or environmental matters and timely make all filings required by any such laws, rules and regulations, expect as could not reasonably be expected to have a Material

Adverse Effect.  Each Company shall obtain, at or prior to the time required by all applicable laws, rules, regulations and orders of any governmental authority, including without limitation, all Mining, Safety or Environmental Laws, securities law, rules and regulations, all Mining, Safety or Environmental Permits for its operations and will maintain all Mining, Safety or Environmental Permits in full force and effect, expect as could not reasonably be expected to have a Material Adverse Effect.  “Mining, Safety or Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Mining, Safety or Environmental Law.  No Company or any of its Subsidiaries will do anything or permit anything to be done which will subject any of its properties to any remedial obligations under, or result in any noncompliance with applicable Mining, Safety or Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, expect as could not reasonably be expected to have a Material Adverse Effect.  After the occurrence and during the continuance of an Event of Default (as defined in the Notes) and upon the Investor’s reasonable request, the Companies will provide at their own expense a mining and environmental inspection of any of the Company’s or any of its Subsidiaries’ material real properties and audit of their mining, safety or environmental compliance procedures and practices, in each case from an engineering or consulting firm approved by the Investor.

Section 3.4             Keeping of Records and Books of Account.

Each Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of such Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.  Upon request of Investor, each Company shall furnish or cause to be furnished to Investor any and all books and records or any other information requested by Investor relating to the financial condition of the Companies.

Section 3.5             Reporting Requirements.

The Companies shall furnish the following to the Investor so long as the Investor shall be obligated hereunder to purchase the Securities or shall beneficially own Securities:

(a)           Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is or would have been required to be filed with the Commission;

(b)           Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is or would have been required to be filed with the Commission;

(c)           Current Reports filed with the Commission on Form 8-K as soon as practical after the document is or would have been required to be filed with the Commission;

(d)           Copies of any other filings filed or required to be filed with the Commission as soon as practical after the document is or would have been required to be filed with the Commission;

(e)           Copies of all notices, information and proxy statements in connection with any meetings that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock; and

(f)            Within five (5)  Business Days of Investor’s request, copies of any other reports, information or filings reasonably requested by the Investor from time to time.

Provided that any such reports, information or documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed furnished to the Investor.

Section 3.6             Other Agreements.

No Company shall enter or permit any Subsidiary to enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of any Company or any of its Subsidiaries under any Transaction Document.

Section 3.7             Use of Proceeds.

The proceeds from the sale of the Notes hereunder shall be used by the Companies for working capital and ordinary course general corporate purposes not inconsistent with or prohibited by any covenant in the Transaction Documents.  In no event shall the proceeds be used to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.8             Reporting Status.

So long as the Investor beneficially owns any of the Securities, Evergreen shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and Evergreen shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  Evergreen shall promptly disclose on Form 8-K the occurrence of any Material Adverse Effect or any event that could reasonably be expected to cause a Material Adverse Effect, to the extent such disclosure is required by the Exchange Act.  In addition, the Companies shall promptly notify the Investor of any event or events that have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any Company.

Section 3.9             Amendments.

No Company shall amend or waive any provision of its Certificate of Incorporation or Bylaws in any way that would adversely affect the rights of the holder of the Notes.

Section 3.10           Distributions.

So long as no event that with the giving of notice or the passage of time, or both, would constitute an Event of Default or any Event of Default (as defined in the Notes) has occurred and is continuing, each Company agrees that it shall not, (i) declare or pay any dividends or make any distributions (by reduction of capital or otherwise) to any holder(s) of Common Stock (or security convertible into or exercisable for Common Stock) or set aside or otherwise deposit or invest any sums for such purpose, other than in connection with a distribution of rights or preferred stock in accordance with the Rights Agreement, dated December 4, 2008, between Evergreen and Interwest Transfer Company, Inc., as Rights Agent or (ii) redeem, retire, defease, purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of Evergreen or set aside or otherwise deposit or invest any sums for such purpose; provided, however, in any event nothing provided herein shall prohibit the cashless exercise of outstanding options or warrants on Common Stock or other equity security of Evergreen.

Section 3.11           Reservation of Shares.

So long as the Notes remain outstanding, Evergreen shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, one hundred fifty percent (150%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

Section 3.12           Prohibition on Liens.

So long as the Notes remain outstanding or the Investor has any obligation (contingent or otherwise) to advance funds hereunder, Buckeye shall not enter into, create, incur, assume, suffer or permit to exist any lien, security interest, mortgage, pledge, charge, claim or other encumbrance of any kind (collectively, “Liens”) on or with respect to any of its assets, including the Collateral (as defined in the Security Agreement), now owned or hereafter acquired or any interest therein or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect any financing statement or other similar notice of any Lien with respect to such assets and Evergreen Op shall not create, incur, assume, suffer or permit to exist any Lien on its shares in Buckeye, other than Permitted Encumbrances.  “Permitted Encumbrances” means the individual and collective reference to the following: (a) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, performance or surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Indebtedness, (b) Liens in respect of taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies which are not yet due or which are being contested in good faith and by appropriate proceedings; (c) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings; (d) the Liens in effect on the Closing Date and set forth on Schedule 3.12; (e) the Liens securing the Securities; (f) Liens on cash securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof; (g) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of Buckeye; (h) licenses or leases or subleases as licensor, lessor or sublessor of Buckeye of its property, including intellectual property, in the ordinary course of business; (i) judgment liens in an aggregate amount not to exceed $25,000 and Liens securing appeal bonds or letters of credit issued in support or in lieu of appeal bonds; (j) Liens (including the interest of a lessor under a capital lease) on property that secure Indebtedness for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach contemporaneously with the completion of construction or improvement; and (k) extensions, renewals or replacements of any Liens referred to in the clauses above in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and except as contemplated by the definition of Permitted Refinancing Indebtedness (as defined in Section 3.13), the amount secured by such Lien is not increased.

Section 3.13           Prohibition on Indebtedness.

So long as the Notes remain outstanding, Buckeye shall not enter into, create, incur, assume, suffer, become or be liable for in any manner with respect to, or permit to exist, any Indebtedness.  Notwithstanding the foregoing, Buckeye may incur, assume, become liable for or permit to exist the following (“Permitted Indebtedness”): (a) Indebtedness to any other Company; (b) Indebtedness pursuant to the Notes; (c) Indebtedness (“Permitted Refinancing Indebtedness”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Permitted Indebtedness in an amount not to exceed the principal amount of the Indebtedness so refinanced, plus premiums, fees and expenses, (d) Indebtedness with respect to letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting Indebtedness, including letters of credit supporting performance, surety or appeal bonds or indemnification, adjustment or purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets; (e) Indebtedness outstanding on the Closing Date and set forth on Schedule 3.13; (f) Indebtedness, which may include capital leases, incurred after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or cost of construction or improvement; provided that the principal amount of any Indebtedness incurred pursuant to this clause after the Closing Date may not exceed (i) Two Million Dollars ($2,000,000) less (ii) the aggregate outstanding amount of Permitted Refinancing Indebtedness incurred to refinance Indebtedness incurred pursuant to this clause (f), or (g) unsecured Indebtedness incurred on or after the Closing Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed Three Million Dollars ($3,000,000) for each Company collectively.

Section 3.14           Reserved.

Section 3.15           Transactions with Affiliates.

No Company shall, directly or indirectly, (i) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent, employee or any affiliate of such Company or any Subsidiary, or (ii) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, director, agent, employee, or other affiliate of such Company or any Subsidiary, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, agent or such employee or, to the knowledge of any Company, any entity in which any officer, director, agent or any such employee has a substantial interest or is an officer, director, trustee or partner, in an aggregate amount in excess of $50,000, other than (w) payments on account of Indebtedness described in clause (a) of the Permitted Indebtedness definition, so long as no event with which the giving of notice or the passage of time, or both, would constitute an Event of Default (as defined in the Notes) or any Event of Default (as defined in the Notes) then exists (x) for payment of reasonable salary for services actually rendered, as approved by the Board of Directors of such Company as fair and reasonable in all respects to such Company or the applicable Subsidiary and upon terms no less favorable to such Company or such Subsidiary that such Company or such Subsidiary would obtain in a comparable arm’s length transaction with an unaffiliated person, (y) reimbursement for expenses incurred on behalf of such Company in the ordinary course of and pursuant to the reasonable requirements of the business or any Subsidiary and (z) as set forth on Schedule 3.15 hereof.

Section 3.16           Merger and Sale of Assets.

No Company shall, directly or indirectly: (i) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, (ii) in any way or manner alter its organizational structure or effect a change of entity; (iii) wind up, liquidate or dissolve or (iv) agree to do any of the foregoing.  Buckeye shall not, directly or indirectly: (i) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any or all of its assets (other than inventory or obsolete or worn-out equipment in the ordinary course of business), (ii) form or create any subsidiary or become a partner in any partnership or joint venture, or make any acquisition of any interest in any Person or acquire substantially all of the assets of any Person or (iii) agree to do any of the foregoing.

Section 3.17           Payment of Taxes, Etc.

Each Company shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of such Company and the Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if such Company or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that such Company and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

Section 3.18           Corporate Existence.

Each Company shall, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

Section 3.19           Maintenance of Assets.

So long as the Notes remain outstanding or the Investor has any obligation (contingent or otherwise) to advance funds hereunder, each Company shall keep its material properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary repairs thereto.

Section 3.20           No Investments.

Buckeye shall not make or suffer to exist any Investments or commitments therefor, other than Investments made in the ordinary course of business.  “Investment” means, with respect to any Person, all investments (by capital contribution or otherwise) in any other Person, or any extension of credit, loan, advance, purchase or repurchase of stock or other ownership interest, any Indebtedness or all or a substantial part of the assets or property of any Person, bonds, notes, debentures or other securities, or otherwise, and whether existing on the date of this Agreement or thereafter made, but such term shall not include the cash surrender value of life insurance policies on the lives of officers or employees, excluding amounts due from customers for services or products delivered or sold in the ordinary course of business.

Section 3.21           Opinions.

For so long as the Investor holds any Securities, Evergreen will provide, at Evergreen’s expense, such legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of any Note pursuant to an effective registration statement, Rule 144 or an exemption from registration.  In the event that Common Stock is sold in a manner that complies with an exemption from registration, Evergreen will promptly instruct its counsel (at its expense) to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, if more than one year has elapsed from the Closing Date, or to permit sale of the shares if pursuant to the other provisions of Rule 144).

Section 3.22           Acquisition of Assets.

In the event Buckeye or any of Buckeye’s Subsidiaries, if any, acquires any assets or other properties, such assets or properties shall constitute a part of the Collateral (as defined in the Security Agreement) and Buckeye shall take all action reasonably requested by Investor to perfect the Investor’s security interest in such assets or properties.

Section 3.23           Registration Rights.

If Evergreen shall determine to prepare and file with the Commission a registration statement (a “Registration Statement”) relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), or their then equivalents, relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then Evergreen shall send to the Investor a written notice of such determination and, if within twenty (20) days after the date of such notice, the Investor shall so request in writing, Evergreen shall include in such Registration Statement all or any part of the Conversion Shares as the Investor requests to be registered so long as such Conversion Shares are proposed to be disposed in the same manner as those set forth in the Registration Statement.  If the registration statement under which Evergreen gives notice under this Section 3.23 is for an underwritten offering, if the lead underwriter for such offering determines in its sole discretion and in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to Evergreen, second, to the Investor; and third, to any other person to be included in the offering.  Evergreen shall use its best efforts to cause any Registration Statement to be declared effective by the Commission as promptly as is possible following it being filed with the Commission and to remain effective until all Conversion Shares subject thereto have been sold or may be sold without limitations as to volume or the availability of current public information under Rule 144.  All fees and expenses incident to the performance of or compliance with this Section 3.23 by Evergreen shall be borne by Evergreen whether or not any Conversion Shares are sold pursuant to the Registration Statement.  The Companies shall, jointly and severally, indemnify and hold harmless the Investor, the officers, directors, members, partners, agents, brokers, investment advisors and employees of the Investor, each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, shareholders, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included therein or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by Evergreen of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 3.23.

Section 3.24           Notices of Certain Events.

The Companies shall promptly notify the Investor of any event or events that have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any Company.

Section 3.25           Inspection.

Upon at least one (1) Business Day prior written notice to a Company, each Company shall permit Investor and its duly authorized representatives or agents to visit any of such Company’s properties and inspect any of its assets or books and records to examine and make copies of its books and records and to discuss its affairs, finances, technology and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times during normal hours as may be reasonably requested by Investor.  The Companies, jointly and severally, agree to reimburse Investor for all of the reasonable expenses relating to hotel, travel, meals and other out-of-pocket expenses incurred by the Investor or their representatives in any such inspection or examination upon presentation of invoices or other documentation of such expenses; provided that so long as no Event of Default (as defined in the Notes) has occurred and is continuing, the Companies shall only be obligated to reimburse Investor for out-of-pocket expenses relating to one (1) inspection during the term of the Notes.

Section 3.26           Material Contracts.

Each Company and each of its Subsidiaries shall comply with and perform all obligations required to be performed by them to date under any Material Agreement.

Section 3.27           Maintenance of Coal Reserves.

Buckeye shall maintain at all times available Coal reserves, or the rights to acquire coal from third parties, sufficient to fulfill its requirements under existing Coal Sales Agreements.  “Coal” means all of the coal owned or leased by Buckeye or any of its Subsidiaries and (i) located on, under or within, or (ii) produced and severed from, the properties owned or leased by Buckeye or any of its Subsidiaries.  “Coal Sales Agreements” means contracts, verbal or written, now in effect and hereafter entered into by Buckeye or any of its Subsidiaries for the purchase and sale of Coal.

Section 3.28           Coal Sales Agreements.

Buckeye shall maintain in full force and effect (and will not assign transfer or novate) each of its Coal Sale Agreements, comply with all of the terms and conditions of its Coal Sales Agreements and further perform any and all actions necessary to maintain all Coal Sales Agreements in full force and effect, except where the failure to so maintain, comply or perform could not reasonably be expected to result in a Material Adverse Effect.

Section 3.29           Mortgages.

On or before April 3, 2009, Buckeye shall deliver to Investor the Title Insurance and the duly executed Mortgages from Buckeye and in favor of Investor.

ARTICLE IV

CONDITIONS

Section 4.1             Conditions Precedent to the Obligation of the Companies to Close and to Sell the Securities at Each Closing.

The obligation hereunder of the Companies to close and issue and sell the Securities to the Investor at the Closings is subject to the satisfaction or waiver, at or before such closing of the conditions set forth below.  These conditions are for the Companies’ sole benefit and may be waived by the Companies at any time in their sole discretion.

(a)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b)           Delivery of Note Amount.  In connection with the First Tranche Closing, the Investor shall have advanced the First Tranche as payment for the purchase price of the First Tranche Note on the date of the First Tranche Closing.   In connection with the Second Tranche Closing, the Investor shall have advanced the Second Tranche as payment for the purchase price of the Second Tranche Note on the date of the Second Tranche Closing.  In connection with the Third Tranche Closing, the Investor shall have advanced the Third Tranche as payment for the purchase price of the Third Tranche Note on the date of the Third Tranche Closing.

(c)           Accuracy of the Investor’s Representations and Warranties.  Each of the representations and warranties of the Investors in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the date of each of the Closings, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

Section 4.2             Additional Condition Precedent to the Obligation of the Companies to Close and to Sell the Securities at First Tranche Closing.

In addition to the conditions set forth in Section 4.1, the obligation hereunder of the Companies to close and issue and sell the First Tranche Note to the Investor at the First Tranche Closing is subject to the satisfaction or waiver, at or before such closing of the condition set forth below.  This condition is for the Companies’ sole benefit and may be waived by the Companies at any time in their sole discretion.

(a)           Delivery of Transaction Documents.  The Transaction Documents to which the Investor is a party shall have been duly executed and delivered by the Investor to the Companies.

Section 4.3             Conditions Precedent to the Obligation of the Investor to Close at Each Closing.

The obligation hereunder of the Investor to purchase the Notes and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before each of the Closings, of each of the conditions set forth below.  These conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Companies, or any of them, in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the date of each of the Closings, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Event of Default.  No Event of Default (as defined in the Notes) shall have occurred and be continuing.

(c)           No Suspension, Etc.  At any time prior to the First Tranche Closing, the Second Tranche Closing, and the Third Tranche Closing, as applicable, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Investor, makes it impracticable or inadvisable to purchase the Securities.

(d)           No Suspension, Etc.  The Listing of the Common Stock shall not have been suspended, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the NYSE Arca Exchange, the New York Stock Exchange, Inc., the OTC Bulletin Board, the Nasdaq Capital Markets, the Nasdaq Global Market, the Nasdaq Global Select Market, or the NYSE Alternext Exchange for a period of five (5) consecutive Trading Days.

(e)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transition Documents.

(f)            No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and to Companies’ knowledge, no investigation by any governmental authority shall have been threatened, against the Companies, or any of them, or any Subsidiary, or any of the officers, directors or affiliates of the Companies, or any of them, or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(g)           Notes; Transaction Documents.  The Companies shall have delivered to the Investor the applicable Note and, with respect to the Second Tranche Closing, Buckeye shall have delivered to the Investor the duly executed Mortgages.

(h)           Material Adverse Effect.  No Material Adverse Effect shall have occurred since November 10, 2008.

(i)            Payment of Investor’s Expenses.  The Companies shall have paid the fees and expenses described in Section 7.1 that have been invoiced the same day as such advance or shall have otherwise instructed the Investor to deduct and retain from the applicable advance the amount of such invoiced fees and expenses.

Section 4.4             Conditions Precedent to the Obligation of the Investor to Close at the First Tranche Closing.

In addition to the conditions set forth in Section 4.3, the obligation hereunder of the Investor to purchase the First Tranche Note and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the First Tranche Closing, of each of the conditions set forth below.  These conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion.

(a)           Opinion of Counsel.  The Investor shall have received an opinion of counsel to the Companies, dated as of the First Tranche Closing, reasonably acceptable to counsel to the Investor.

(b)           Notes; Transaction Documents.  The Companies shall have delivered to the Investor the First Tranche Note and shall have duly executed and delivered the other Transaction Documents, except the Mortgages, to the Investor.

(c)           Secretary’s Certificate.  Each Company shall have delivered to the Investor a secretary’s certificate, dated as of the First Tranche Closing, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Charter, (iii) the Bylaws or LLC Agreement, each as in effect at the First Tranche Closing, and (iv) the authority and incumbency of the officers of such Company or applicable Subsidiary executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(d)           Officer’s Certificate.  The Companies shall have delivered to the Investor a certificate signed by an executive officer on behalf of the Companies, dated as of the date of the First Tranche Closing, confirming the accuracy of the Companies’ representations, warranties and covenants as of such date and confirming the compliance by the Companies and each of the Subsidiaries with the conditions precedent set forth Sections 4.3 and 4.4 as of the date of such First Tranche Closing.

(e)           Due Diligence.  The Companies shall have permitted Investor to make such audits and inspections as the Investor deems reasonably appropriate and the Investor is satisfied, in its reasonable discretion, with the results thereof.  Such audits and inspections by the Investor shall not affect any of the representations and warranties made by the Companies, or any of them, in this Agreement and shall not, under any circumstances constitute a waiver of the Investor’s indemnification rights under Article 6 hereof, or otherwise relieve the Companies, or any of them, of any liability thereunder.

(f)            UCC Financing Statements.  On or prior to the date of the First Tranche Closing, the Companies and each of the Subsidiaries shall have filed (or authorized the filing of) all Code and similar financing statements in form and substance satisfactory to the Investor at the appropriate offices to create a valid and perfected security interest in the Collateral (as such terms are defined in the Security Agreement).

(g)           Consents.  The Companies shall have obtained all consents, approvals, or waivers from all governmental authorities, third parties and any Company security holders necessary (i) for the execution, delivery and performance of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby and (ii) to not, except as set forth on Schedule 4.4(g), trigger any preemptive rights, rights of first refusal, put or call rights or obligations, anti-dilution rights or similar rights that any holder of any Company’s securities may have with respect to the execution, delivery and performance of this Agreement and each of the Transaction Documents and all transactions contemplated hereby and thereby, all without material cost or other adverse consequences to any Company.

(h)           Insurance Certificates.  The Investor shall have received insurance certificates  from Buckeye evidencing insurance coverage acceptable to Investor indicating Investor as additional insured on liability insurance policies and lender loss payee on property insurance policies.

ARTICLE V

CERTIFICATE LEGEND

Section 5.1             Legend.

Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR EVERGREEN ENERGY INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

Section 5.2             Removal of Legend.

Evergreen agrees to issue or reissue certificates representing any of the Conversion Shares, without the legend set forth above if at such time, prior to making any transfer of the Conversion Shares, the holder thereof shall give written notice to Evergreen describing the manner and terms of such transfer and removal as Evergreen may reasonably request, and (x) such Conversion Shares have been registered for sale under the Securities Act and the holder is selling such shares and is complying with its prospectus delivery requirement under the Securities Act, (y) the holder is selling such Conversion Shares in compliance with the provisions of Rule 144 or other exemption from registration or (z) the provisions of paragraph (b)(1)(i) of Rule 144 apply to such Shares.

ARTICLE VI

INDEMNIFICATION

Section 6.1             General Indemnity.

The Companies, jointly and severally, agree to indemnify and hold harmless the Investor (and its directors, officers, members, partners, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Investor as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Companies, or any of them, herein.

Section 6.2             Indemnification Procedure.

Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

MISCELLANEOUS

Section 7.1             Fees and Expenses.

The Companies shall pay the costs, fees and expenses of the Investor incurred in connection with the transactions contemplated by the Transaction Documents, including reasonable diligence and legal fees and expenses and the costs, fees and expenses associated with title information, recordation or perfection of the Collateral (as defined in the Security Agreement), which fees and expenses shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate without the prior written notice to the Companies.  In addition, the Companies shall pay all reasonable fees and expenses incurred by the Investor in connection with the administration and enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses.

Section 7.2             Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Companies and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  Each Company and the Investor consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.  THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

Section 7.3             Entire Agreement; Amendment.

This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, no Company or the Investor make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by each Company and the Investor.  Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon the Investor (and its assigns) and each Company.

Section 7.4             Notices.

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day (as defined in the Notes) during normal business hours where such notice is to be received), or the first Business Day (as defined in the Notes) following such delivery (if delivered other than on a Business Day (as defined in the Notes) during normal business hours where such notice is to be received) or (b) on the second Business Day (as defined in the Notes) following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Companies:

Evergreen Energy Inc.
Evergreen Operations, LLC
Buckeye Industrial Mining Co.
1225 17th Street, Suite 1300
Denver, Colorado 80202-5506
Tel: (303) 293-2992
Fax:(303) 293-8430
Attention: Chief Financial Officer

with copies (which copies shall not constitute notice to the Companies) to:	Hogan & Hartson, L.L.P. One Tabor Center 1200 Seventeenth Street, Suite 1500 Denver, Colorado 80202 Tel: (303) 899-7300 Fax: (303) 899-7333 Attention: Richard Mattera, Esq.

If to the Investor:	Centurion Credit Funding LLC 152 West 57th Street, 4th Floor New York, NY 10019 Tel: (212) 582-0500 Fax: (212) 582-2424 Attention: David Levy

with copies (which copies shall not constitute notice to the Investor) to:	Blank Rome LLP 405 Lexington Avenue New York, NY 10174 Tel: (212) 885-5431 Fax: (917) 332-3065 Attention: Eliezer M. Helfgott, Esq.

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 7.5             Waivers.

No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6             Headings.

The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7             Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  After the First Tranche Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.  The Investor may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Companies.

Section 7.8             No Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9             Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10           Survival.

The representations and warranties of each Company and the Investor shall survive the execution and delivery hereof and each of the Closings; the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and each of the Closings, as applicable.

Section 7.11           Publicity.

Each Company agrees that it will not disclose, and will not include in any public announcement, the names of the Investor without the consent of the Investor, which consent shall not be unreasonably withheld or delayed, except as such disclosure is required by law, rule or applicable regulation and then only to the extent of such requirement.

Section 7.12           Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.13           Severability.

The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14           Further Assurances.

From and after the date of this Agreement, upon the reasonable request of the Investor, the Companies shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

Companies:	EVERGREEN ENERGY INC.

	By:	/s/ Diana L. Kubik
Name: Diana L. Kubik
Title: Vice President and Chief Financial Officer

EVERGREEN OPERATIONS, LLC

	By:	/s/ Diana L. Kubik
Name: Diana L. Kubik
Title: Vice President and Chief Financial Officer

BUCKEYE INDUSTRIAL MINING CO.

	By:	/s/ Diana L. Kubik
Name: Diana L. Kubik
Title: Vice President and Chief Financial Officer

Investor:	CENTURION CREDIT FUNDING LLC

	By:	/s/ David Levy
Name: David Levy
Title: Authorized Signatory

EXHIBIT B-1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR EVERGREEN ENERGY INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

(FIRST TRANCHE)

Dated:	March 20, 2009	$5,000,000

For value received, EVERGREEN ENERGY INC., a corporation organized under the laws of the State of Delaware (“Evergreen”), EVERGREEN OPERATIONS, LLC, a limited liability company organized under the laws of the State of Delaware (“Operations”) and BUCKEYE INDUSTRIAL MINING CO., a corporation organized under the laws of the State of Ohio (“Buckeye,” and together with Operations and Evergreen, collectively, the “Makers” or the “Companies” and each individually referred to as a “Maker” or a “Company”), hereby, jointly and severally, promise to pay to the order of CENTURION CREDIT FUNDING LLC, a Delaware limited liability company, with an address at 152 West 57th Street, 4th Floor, New York, NY 10019 (together with its successors, representatives, and assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of Five Million Dollars ($5,000,000) hereunder, together with interest and all other obligations outstanding hereunder.

All payments under or pursuant to this Senior Secured Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Makers or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A.  The outstanding principal balance of this Note shall be due and payable on the earliest of (i) December 20, 2009, (ii) the date all obligations and indebtedness hereunder are accelerated in accordance with Section 2.2 hereof, and (iii) a sale of the capital stock, or all or substantially all of the assets, of Buckeye (the “Maturity Date”).

ARTICLE VIII

Section 8.1             Purchase Agreement.  This Note has been executed and delivered pursuant to the Note Purchase Agreement, bearing even date herewith (the “Purchase Agreement”), by and among the Makers and the Holder (as an Investor).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 8.2             Interest.  Interest on the original principal amount of this Note shall bear interest, in arrears, at a rate of ten percent (10%) per annum and shall be payable in the amount of $375,000 for the period commencing on the date hereof through December 20, 2009 (the “Nine Month Anniversary”) on an unconditional, non-refundable basis to be paid in full on the date hereof.  Furthermore, upon the occurrence and during the continuance of an Event of Default (as defined below), the Maker will pay additional default rate interest to the Holder, payable on demand, at a rate equal to the lesser of four percent (4%) per month (prorated for partial months) and the maximum applicable legal rate per annum, computed on the basis of a 360-day year of twelve (12) thirty-day months on the outstanding principal balance of this Note.

Section 8.3             Exit Fee.  When the Note is repaid, in whole or in part, for any reason and at any time (whether by voluntary prepayment by Makers, by reason of the occurrence of an Event of Default, upon maturity, or otherwise), Makers shall pay to the Investor, as compensation for the cost of the Investor making funds available to Makers, an exit fee (the “Exit Fee”) in an amount equal to (i) 5% of the amount of such repayment or prepayment, as applicable, if Maker repays or prepays this Note at any time following the date hereof, but on or prior to June 20, 2009, (ii) 10% of the amount of such repayment or prepayment, as applicable, if Maker repays or prepays this Note at any time following June 20, 2009, but on or prior to September 20, 2009 and (iii) 15% of the amount of such repayment or prepayment, as applicable, if Maker repays or prepays this Note at any time following September 20, 2009. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.

Section 8.4             Payment of Principal; Prepayment. The outstanding principal balance plus all outstanding interest, the Exit Fee and all other amounts due and owing hereunder shall be paid in full on the Maturity Date.  Any amount of principal repaid hereunder may not be reborrowed.  The Maker may prepay all or any portion of the principal amount of this Note in an amount equal to the sum of (i) 100% of the amount of such principal prepayment, (ii) the Exit Fee and (iii) all outstanding interest and all other amounts due and owing hereunder, upon not less than three (3) Business Days prior written notice to the Holder.  This Note is further subject to mandatory prepayment at the option of the Holder as set forth in Article 4 hereof.

Section 8.5             Security Documents.  The obligations of the Makers hereunder are secured by a continuing security interest in (i) substantially all of the assets of Buckeye pursuant to the terms of the Security Agreement, the Mortgages and other collateral documents and (ii) Operation’s equity interest in Buckeye pursuant to the terms of the Pledge Agreement.

Section 8.6             Payment on Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 8.7             Transfer.  This Note may be transferred or sold, and may also be pledged, hypothecated or otherwise granted as security, by the Holder; provided, however, that any transfer or sale of this Note must be in compliance with any applicable securities laws.

Section 8.8             Replacement.  Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Makers shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Section 8.9             Use of Proceeds.  The Makers shall use the proceeds of this Note as set forth in the Purchase Agreement.

ARTICLE IX

EVENTS OF DEFAULT; REMEDIES

Section 9.1             Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)           any failure to make any payment of the principal amount, interest or any other monetary obligation under this Note, as and when the same shall be due and payable (whether on the Maturity Date or by acceleration or otherwise); or

(b)           any Maker shall failure to (i) observe, perform, or comply with the first sentence of Section 3.4 or Sections 3.17, 3.19, 3.22 or 3.26 of the Purchase Agreement or Sections 6(f)(ii), 6(j) or the first two sentences of Section 6(k) of the Security Agreement and such failure continues for thirty (30) days following the earlier of knowledge or written notice from the Investor or (ii) observe, perform or comply with any other condition, covenant, undertaking or agreement contained in this Note, the Purchase Agreement, the Security Agreement or the Pledge Agreement; provided, however, upon entering into any other Transaction Document, the parties will negotiate in good faith to amend this provision to incorporate sections of each such Transaction Document into subclause (i) or (ii) of this Section 2.1(b), or

(c)           the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of , the NYSE Arca Exchange, the New York Stock Exchange, Inc., the OTC Bulletin Board, the Nasdaq Capital Markets, the Nasdaq Global Market, the Nasdaq Global Select Market, or the NYSE Alternext Exchange for a period of five (5) consecutive Trading Days; or

(d)           any representation or warranty made by the Makers, or any of them, herein or in the Purchase Agreement or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(e)           any Maker (i) shall fail to make any payment when due under the terms of any Indebtedness for borrowed money to be paid by such Person and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) shall default in the observance or performance of any other agreement, term or condition contained in any agreement (related to Indebtedness or otherwise), and the effect of such failure or default as set forth in subsections (i) or (ii), is to cause, or permit the holder or holders thereof, or any counterparty to an agreement relating to Indebtedness, to cause Indebtedness, or amounts due thereunder, in an aggregate amount of One Hundred Thousand Dollars ($100,000) or more to become due prior to its stated date of maturity or the date such amount would otherwise have been due notwithstanding such default; or

(f)            the Makers, or any of them, shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(g)           a proceeding or case shall be commenced in respect of the Makers, or any of them, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Makers, or any of them, or of all or any substantial part of Makers’, or any of Maker’s assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Makers, or any of them, or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Makers, or any of them, and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(h)           a judgment or judgments in the aggregate amount exceeding One Hundred Thousand Dollars $100,000 is/are entered against the Makers, or any of them, and not dismissed or discharged within twenty (20) days following the entry thereof; or

(i)            the Makers, or any of them, shall cease to actively conduct its business operations for a period of five (5) consecutive Business Days; or

(j)            any material portion of the properties or assets of the Makers, or any of them, is seized by any governmental authority; or

(k)           the Makers, or any of them, are indicted for the commission of any criminal activity.

Section 9.2             Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder may at any time at its option (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, plus the

Exit Fee and other fees and expenses, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Makers; provided, however, that upon the occurrence of an Event of Default described in Sections 2.1 (f) or (g) above, the outstanding principal balance and accrued interest hereunder, plus the Exit Fee and other fees and expenses, shall be immediately and automatically due and payable, and/or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Security Agreement, the Pledge Agreement, the Mortgages or other Transaction Document or applicable law.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  Upon the occurrence and during the continuance of an Event of Default, this Note shall bear interest at the default rate set forth in Section 1.2 hereof.

CONVERSION; ANTIDILUTION

Conversion Option.  At any time and from time to time, this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) an amount equal to (i) the sum of (A) that portion of the outstanding principal balance of the Note that the Holder elects to convert, and (B) any accrued but unpaid interest under this Note as of such date by (y) the Conversion Price (as defined in Section 3.2 hereof) then in effect on the date on which the Holder delivers a notice of conversion (the “Conversion Notice”), duly executed, to Evergreen (the “Conversion Date”).  The Holder shall deliver this Note to Evergreen at the address designated in the Purchase Agreement at such time that this Note is fully converted.  With respect to partial conversions of this Note, Evergreen shall keep written records of the amount of this Note converted as of each Conversion Date.  Following a partial conversion of the Note and upon request by Evergreen, the Holder shall deliver this Note to Evergreen at the address designated in the Purchase Agreement in exchange for an identical note reflecting the remaining outstanding aggregate principal amount of the Note that has not been converted.

Conversion Price.  The term “Conversion Price” shall mean $3.65, subject to adjustment under Section 3.6 hereof (the “Set Price”).

Mechanics of Conversion.

Not later than three (3) Trading Days after any Conversion Date, Evergreen or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Holder or its affiliates, for the number of shares of Common Stock to which the Holder shall be entitled.  In the alternative, not later than three (3) Trading Days after any Conversion Date, Evergreen or its designated transfer agent, as applicable, shall deliver to the applicable Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 5.1 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note (the “Delivery Date”).  Notwithstanding the foregoing to the contrary, Evergreen or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale and the Holder has complied with the applicable prospectus delivery requirements (as evidenced by documentation furnished to and reasonably satisfactory to Evergreen) or such shares may be sold pursuant to Rule 144 or other exemption under the Securities Act.  If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to Evergreen at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event Evergreen shall immediately return this Note tendered for conversion, whereupon Evergreen and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to Evergreen.

Evergreen understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder.  If Evergreen fails to deliver to the Holder such shares via DWAC (or, if applicable, certificates) by the Delivery Date, Evergreen shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered (if applicable), together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) 2% of the aggregate principal amount of the Note requested to be converted for each Trading Day and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty).  Nothing herein shall limit a Holder’s right to pursue actual damages for Evergreen’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).  Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal Evergreen shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

In addition to any other rights available to the Holder, if Evergreen fails to cause its transfer agent to transmit via DWAC or transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note (the “Conversion Shares”) on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such conversion (a “Buy-In”), then Evergreen shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that Evergreen was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had Evergreen timely complied with its conversion and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence Evergreen shall be required to pay the Holder $1,000. The Holder shall provide Evergreen written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by Evergreen.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Evergreen’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

Section 9.3             Ownership Cap and Certain Conversion Restrictions. Notwithstanding anything to the contrary set forth in Article III of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing Evergreen with 61 days’ prior written notice that the Holder would like to waive Section 3.4 of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4 shall be of no force or effect with regard to all or a portion of the Note referenced in the waiver notice.

Trading Market Regulation.  Evergreen shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which Evergreen may issue upon conversion of the Notes in the aggregate without breaching Evergreen’s obligations under the rules or regulations of any applicable Trading Market, except that such limitation shall not apply in the event that Evergreen (A) obtains the approval of its stockholders as required by the applicable rules of such Trading Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to Evergreen that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

Adjustment of Conversion Price.

Until the Note has been paid in full or converted in full, the Set Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.6(a)(i) hereof):

(i)            Adjustment for Stock Dividends, Subdivisions and Combinations.  If at any time Evergreen shall:

(a)           set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(b)           subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c)           combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of Conversion Shares immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Note may be converted immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event (without giving effect to the limitations on conversion set forth in Section 3.4 hereof), and (2) the Set Price then in effect shall be adjusted to equal (A) the Set Price then in effect multiplied by the number of shares of Common Stock for which this Note may be converted immediately prior to the adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof) divided by (B) the number of shares of Common Stock for which this Note may be converted immediately after such adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof).

Adjustment upon Issuance of shares of Common Stock.  If at any time Evergreen issues or sells, or in accordance with this Section 3.6(a)(ii) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of Evergreen, but excluding Common Stock deemed to have been issued or sold by Evergreen in connection with any Excluded Security) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Set Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Set Price then in effect shall be reduced to an amount equal to the New Issuance Price.  “Excluded Securities” means any Common Stock issued or issuable or deemed to be issued in accordance with this Section 3.6(a)(ii) by Evergreen: (i) in connection with any employee benefit plan currently existing, pursuant to which Evergreen’s securities may be issued to any employee, consultant, officer or director for services provided to Evergreen; (ii) upon conversion of the Notes; (iii) pursuant to any contract, commitment, understanding or arrangement in effect as of the date hereof and set forth on Schedule 2.1(c)(iii) of the Purchase Agreement; (iv) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the date hereof, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date hereof and such Options or Convertible Securities are not amended, modified or changed on or after the date hereof; and (v) in connection with any stock split, stock dividend, recapitalization or similar transaction by Evergreen for which adjustment is made pursuant to Section 3.6(a)(i).  Upon each such adjustment of the Set Price hereunder, the number of Conversion Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Set Price in effect immediately prior to such adjustment by the number of

Conversion Shares acquirable upon conversion of this Note immediately prior to such adjustment and dividing the product thereof by the Set Price resulting from such adjustment. For purposes of determining the adjusted Set Price under this Section 3.6, the following shall be applicable:

(d)           Issuance of Options.  If Evergreen in any manner grants any options to purchase Common Stock (“Options”), and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock (“Convertible Securities”) issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by Evergreen at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 3.6(a)(ii)(1), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by Evergreen with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Set Price or number of Conversion Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(e)           Issuance of Convertible Securities.  If Evergreen in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by Evergreen at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 3.6(a)(ii)(2), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by Evergreen with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Set Price or number of Conversion Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Note has been or is to be made pursuant to other provisions of this Section 3.6, no further adjustment of the Set Price or number of Conversion Shares shall be made by reason of such issue or sale.

(f)            Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Set Price and the number of Conversion Shares in effect at the time of such increase or decrease shall be adjusted to the Set Price and the number of shares of Common Stock issuable upon conversion of this Note which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3.6(a)(ii)(3), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Note are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 3.6(a)(ii)(3) shall be made if such adjustment would result in an increase of the Set Price then in effect or a decrease in the number of Conversion Shares.

(g)           Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of Evergreen, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by Evergreen therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by Evergreen will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by Evergreen will be the closing sale price of such security on the date of receipt.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which Evergreen is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by Evergreen and the Holder.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by Evergreen and the Holder.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by Evergreen.

(ii)           Certain Other Distributions.  If at any time Evergreen shall set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(a)           cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of Evergreen),

(b)           any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash or Common Stock), or

(c)           any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash or Common Stock), then (1) the number of Conversion Shares may shall be adjusted to equal the product of the number of shares of Common Stock for which this Note may be converted immediately prior to such adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof) multiplied by a fraction (A) the numerator of which shall be the Closing Sale Price of Common Stock at the date of taking such record and (B) the denominator of which shall be such Closing Sale Price minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of Evergreen and supported by an opinion from an investment banking firm reasonably acceptable to the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Set Price then in effect shall be adjusted to equal (A) the Set Price then in effect multiplied by the number of shares of Common Stock for which this Note may be converted immediately prior to the adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof) divided by (B) the number of shares of Common Stock for which this Note may be converted immediately after such adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof).  A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Evergreen to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 3.6(a) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 3.6(a).

(b)           Other Provisions applicable to Adjustments under this Section.  The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Note may be converted and the Set Price then in effect provided for in this Section 3.6:

(i)            Fractional Interests.  In computing adjustments under this Section 3.6, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(ii)           When Adjustment Not Required.  If Evergreen shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(c)           Form of Note after Adjustments.  The form of this Note need not be changed because of any adjustments in the Set Price or the number and kind of securities purchasable upon conversion of this Note.

(d)           Escrow of Property.  If after any property becomes distributable pursuant to this Section 3.6 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder converts this Note, such property shall be held in escrow for the Holder by Evergreen to be distributed to the Holder upon and to the extent that the event actually takes place, upon payment of the then current Set Price.  Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed property shall be returned to Evergreen.

(e)           No Impairment.  Evergreen shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Evergreen, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.  In the event the Holder shall elect to convert the Note as provided herein, Evergreen cannot refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of the Note shall have issued and Evergreen posts a surety bond for the benefit of the Holder in an amount equal to one hundred fifty percent (150%) of the amount of the Notes, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(f)            Certificates as to Adjustments.  Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.6, Evergreen at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  Evergreen shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note.  Notwithstanding the foregoing, Evergreen shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(f)            Issue Taxes.  Evergreen shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that Evergreen shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(g)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  In lieu of any fractional shares to which the Holder would otherwise be entitled, Evergreen shall pay cash equal to the product of such fraction multiplied by the average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

(h)           Reservation of Common Stock.  Evergreen shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than one hundred fifty percent (150%) of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible.  Evergreen shall, from time to time in accordance with Delaware law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy Evergreen’s obligations under this Section 3.6(h).

(i)            Regulatory Compliance.  If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, Evergreen shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

PREPAYMENT

Prepayment.

Prepayment Option Upon Major Transaction.  In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of any Major Transaction (as defined below), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay the Note in cash at a price equal to the sum of (i) one hundred percent (100%) of the aggregate principal amount of this Note plus all accrued and unpaid interest (if any), plus (ii) the Exit Fee plus (iii) all other fees, costs, expenses, liquidated damages or other amounts (if any) owing in respect of this Note and the other Transaction Documents (the “Major Transaction Prepayment Price”).

“Major Transaction.”  A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

the consolidation, merger or other business combination of the Makers, or any of them, with or into another Person (other than (A) pursuant to any migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Makers, or any of them, or (B) a consolidation, merger or other business combination in which holders of the Makers’, or any Maker’s, voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities);

the sale or transfer of more than fifty percent (50%) of the Makers’, or any Maker’s, assets (based on the fair market value as determined in good faith by each Maker’s Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or

closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

Mechanics of Prepayment at Option of Holder Upon Major Transaction.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Makers shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to the Holder of this Note.  At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), the Holder of this Note may require the Makers to prepay, effective immediately prior to the consummation of such Major Transaction, the Note by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of the Holder Upon Major Transaction”) to the Makers, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 4.1(a) above.

Payment of Prepayment Price.  Upon the Makers’ receipt of a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from the Holder of this Note, the Makers shall immediately notify the Holder of this Note by facsimile of the Makers’ receipt of such Notice(s) of Prepayment at Option of Holder Upon Major Transaction and the Makers shall deliver the Major Transaction Prepayment Price immediately prior to or contemporaneous with the consummation of the Major Transaction.  If the Makers shall fail to prepay the Note submitted for prepayment (other than pursuant to a dispute as to the arithmetic calculation of the Major Transaction Prepayment Price) immediately prior to or contemporaneous with the consummation of the Major Transaction, in addition to any remedy the Holder of this Note may have under this Note and the Purchase Agreement, the Major Transaction Prepayment Price payable in respect of the Note not prepaid shall bear interest at the rate of four percent (4%) per month (prorated for partial months) until paid in full.

ARTICLE X

MISCELLANEOUS

Section 10.1           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Section 10.2           Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 10.3           Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 10.4           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Makers, or any of them, (or the performance thereof).  Each Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore each Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 10.5           Enforcement Expenses.  Each Maker agrees to pay all costs and expenses incurred from time to time by the Holder with respect to any modification, consent or waiver of the provisions of this Note or the Transaction Documents and any enforcement of this Note and the Transaction Documents, including, without limitation, reasonable attorneys’ fees and expenses.

Section 10.6           Amendments.

(a)           This Note may not be modified or amended in any manner except in writing executed by the Makers and the Holder.

(b)           To the extent that amendments to this Note are required in connection with the filing of a listing application with the NYSE Arca Exchange or any other Trading Market in connection with the transactions contemplated hereby, the Makers and the Holder shall cooperate in good faith to reach mutually acceptable resolutions with regard to such amendments, without penalty; provided that the Holder has, in its sole discretion, determined such amendments to be advisable.

Section 10.7           Compliance with Securities Laws.

(a)           The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note except in accordance with applicable law.

(b)           The Holder is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act), and such Holder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  The Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and it is not a broker-dealer.  The Holder acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 10.8           Consent to Jurisdiction.  Each of each Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of each Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 5.8 shall affect or limit any right to serve process in any other manner permitted by law.

Section 10.9           Binding Effect.  This Note shall be binding upon, inure to the benefit of and be enforceable by the Makers, the Holder and their respective successors and permitted assigns.  No Maker shall delegate or transfer this Note or any obligations or undertakings contained in this Note.

Section 10.10         Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 10.11         Maker Waivers; Dispute Resolution.

(a)           Except as otherwise specifically provided herein, each Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Makers liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(b)           No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(c)           EACH MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 10.12         Definitions.  Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” (whether or not capitalized) shall mean any day banking transactions can be conducted in New York City, NY, USA and does not include any day which is a federal or state holiday in such location.

“Closing Sale Price” means, on any particular date (i) the last trading price per share of the Common Stock on such date on the New York Stock Exchange or another registered national securities exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last trading price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not then listed or traded on a registered national securities exchange or quoted on the OTC Bulletin Board, then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Makers.

“Common Stock” means shares of common stock, par value $0.001 per share, of Evergreen.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Trading Day” means (a) a day on which the Common Stock is traded on the New York Stock Exchange or other registered national securities exchange, or (b) if the Common Stock is not traded on the OTC Bulletin Board or a registered national securities exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the Over the Counter Bulletin Board, the New York Stock Exchange, the NYSE Arca Exchange, the NYSE Alternext Exchange, the Nasdaq Capital Markets, the Nasdaq Global Markets or the Nasdaq Global Select Market.

“Transaction Documents” means this Note, the Purchase Agreement, the Security Agreement, the Mortgages, the Pledge Agreement and all other security documents or related agreements now or hereafter entered into in connection with and/or as security for this Note and all amendments and supplements thereto and replacements thereof and any other Transaction Document (as that term is defined in the Purchase Agreement).

[Signature appears on following page]

IN WITNESS WHEREOF, each Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

EVERGREEN ENERGY INC.

By:

	Name:	Diana L. Kubik

	Title:	Vice President and Chief Financial Officer

EVERGREEN OPERATIONS, LLC

By:

	Name:	Diana L. Kubik

	Title:	Vice President and Chief Financial Officer

BUCKEYE INDUSTRIAL MINING CO.

By:

	Name:	Diana L. Kubik

	Title:	Vice President and Chief Financial Officer

[SIGNATURE PAGE TO SENIOR SECURED

CONVERTIBLE PROMISSORY NOTE]

S-1

EXHIBIT B

FORM OF

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $                                  of the principal amount of the above Note No.        into shares of Common Stock of Evergreen Energy Inc. (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion

Applicable Conversion Price

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:

Signature

[Name]

Address:

EXHIBIT B-2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR EVERGREEN ENERGY INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

(SECOND TRANCHE)

Dated: , 2009	$5,000,000

For value received, EVERGREEN ENERGY INC., a corporation organized under the laws of the State of Delaware (“Evergreen”), EVERGREEN OPERATIONS, LLC, a limited liability company organized under the laws of the State of Delaware (“Operations”) and BUCKEYE INDUSTRIAL MINING CO., a corporation organized under the laws of the State of Ohio (“Buckeye,” and together with Operations and Evergreen, collectively, the “Makers” or the “Companies” and each individually referred to as a “Maker” or a “Company”), hereby, jointly and severally, promise to pay to the order of CENTURION CREDIT FUNDING LLC, a Delaware limited liability company, with an address at 152 West 57th Street, 4th Floor, New York, NY 10019 (together with its successors, representatives, and assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of Five Million Dollars ($5,000,000) hereunder, together with interest and all other obligations outstanding hereunder.

All payments under or pursuant to this Senior Secured Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Makers or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A.  The outstanding principal balance of this Note shall be due and payable on the earliest of (i) December 20, 2009, (ii) the date all obligations and indebtedness hereunder are accelerated in accordance with Section 2.2 hereof, and (iii) a sale of the capital stock, or all or substantially all of the assets, of Buckeye (the “Maturity Date”).

Purchase Agreement.  This Note has been executed and delivered pursuant to the Note Purchase Agreement, bearing even date herewith (the “Purchase Agreement”), by and among the Makers and the Holder (as an Investor).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

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Interest.  Interest on the original principal amount of this Note shall bear interest, in arrears, at a rate of ten percent (10%) per annum and shall be payable in the amount of [$            ] for the period commencing on the date hereof through December 20, 2009 (the “Nine Month Anniversary”) on an unconditional, non-refundable basis to be paid in full on the date hereof.  Furthermore, upon the occurrence and during the continuance of an Event of Default (as defined below), the Maker will pay additional default rate interest to the Holder, payable on demand, at a rate equal to the lesser of four percent (4%) per month (prorated for partial months) and the maximum applicable legal rate per annum, computed on the basis of a 360-day year of twelve (12) thirty-day months on the outstanding principal balance of this Note.

Exit Fee.  When the Note is repaid, in whole or in part, for any reason and at any time (whether by voluntary prepayment by Makers, by reason of the occurrence of an Event of Default, upon maturity, or otherwise), Makers shall pay to the Investor, as compensation for the cost of the Investor making funds available to Makers, an exit fee (the “Exit Fee”) in an amount equal to (i) 5% of the amount of such repayment or prepayment, as applicable, if Maker repays or prepays this Note at any time following the date hereof, but on or prior to June 20, 2009, (ii) 10% of the amount of such repayment or prepayment, as applicable, if Maker repays or prepays this Note at any time following June 20, 2009, but on or prior to September 20, 2009 and (iii) 15% of the amount of such repayment or prepayment, as applicable, if Maker repays or prepays this Note at any time following September 20, 2009. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.

Payment of Principal; Prepayment. The outstanding principal balance plus all outstanding interest, the Exit Fee and all other amounts due and owing hereunder shall be paid in full on the Maturity Date.  Any amount of principal repaid hereunder may not be reborrowed.  The Maker may prepay all or any portion of the principal amount of this Note in an amount equal to the sum of (i) 100% of the amount of such principal prepayment, (ii) the Exit Fee and (iii) all outstanding interest and all other amounts due and owing hereunder, upon not less than three (3) Business Days prior written notice to the Holder.  This Note is further subject to mandatory prepayment at the option of the Holder as set forth in Article 4 hereof.

Security Documents.  The obligations of the Makers hereunder are secured by a continuing security interest in (i) substantially all of the assets of Buckeye pursuant to the terms of the Security Agreement, the Mortgages and other collateral documents and (ii) Operation’s equity interest in Buckeye pursuant to the terms of the Pledge Agreement.

Payment on Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Transfer.  This Note may be transferred or sold, and may also be pledged, hypothecated or otherwise granted as security, by the Holder; provided, however, that any transfer or sale of this Note must be in compliance with any applicable securities laws.

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Replacement.  Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Makers shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Use of Proceeds.  The Makers shall use the proceeds of this Note as set forth in the Purchase Agreement.

EVENTS OF DEFAULT; REMEDIES

Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)           any failure to make any payment of the principal amount, interest or any other monetary obligation under this Note, as and when the same shall be due and payable (whether on the Maturity Date or by acceleration or otherwise); or

(b)           any Maker shall failure to (i) observe, perform, or comply with the first sentence of Section 3.4 or Sections 3.17, 3.19, 3.22 or 3.26 of the Purchase Agreement or Sections 6(f)(ii), 6(j) or the first two sentences of Section 6(k) of the Security Agreement and such failure continues for thirty (30) days following the earlier of knowledge or written notice from the Investor or (ii) observe, perform or comply with any other condition, covenant, undertaking or agreement contained in this Note, the Purchase Agreement, the Security Agreement or the Pledge Agreement; provided, however, upon entering into any other Transaction Document, the parties will negotiate in good faith to amend this provision to incorporate sections of each such Transaction Document into subclause (i) or (ii) of this Section 2.1(b), or

(c)           the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of, the NYSE Arca Exchange, the New York Stock Exchange, Inc., the OTC Bulletin Board, the Nasdaq Capital Markets, the Nasdaq Global Market, the Nasdaq Global Select Market, or the NYSE Alternext Exchange for a period of five (5) consecutive Trading Days; or

(d)           any representation or warranty made by the Makers, or any of them, herein or in the Purchase Agreement or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(e)           any Maker (i) shall fail to make any payment when due under the terms of any Indebtedness for borrowed money to be paid by such Person and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) shall default in the observance or performance of any other agreement, term or condition contained in any agreement (related to Indebtedness or otherwise), and the effect of such failure or default as set forth in subsections (i) or (ii), is to cause, or permit the holder or holders thereof, or any counterparty to an agreement relating to Indebtedness, to cause Indebtedness, or amounts due thereunder, in an aggregate

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amount of One Hundred Thousand Dollars ($100,000) or more to become due prior to its stated date of maturity or the date such amount would otherwise have been due notwithstanding such default; or

(f)            the Makers, or any of them, shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(g)           a proceeding or case shall be commenced in respect of the Makers, or any of them, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Makers, or any of them, or of all or any substantial part of Makers’, or any of Maker’s assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Makers, or any of them, or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Makers, or any of them, and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(h)           a judgment or judgments in the aggregate amount exceeding One Hundred Thousand Dollars $100,000 is/are entered against the Makers, or any of them, and not dismissed or discharged within twenty (20) days following the entry thereof; or

(i)            the Makers, or any of them, shall cease to actively conduct its business operations for a period of five (5) consecutive Business Days; or

(j)            any material portion of the properties or assets of the Makers, or any of them, is seized by any governmental authority; or

(k)           the Makers, or any of them, are indicted for the commission of any criminal activity.

Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder may at any time at its option (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, plus the Exit Fee

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and other fees and expenses, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Makers; provided, however, that upon the occurrence of an Event of Default described in Sections 2.1 (f) or (g) above, the outstanding principal balance and accrued interest hereunder, plus the Exit Fee and other fees and expenses, shall be immediately and automatically due and payable, and/or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Security Agreement, the Pledge Agreement, the Mortgages or other Transaction Document or applicable law.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  Upon the occurrence and during the continuance of an Event of Default, this Note shall bear interest at the default rate set forth in Section 1.2 hereof.

CONVERSION; ANTIDILUTION

Conversion Option.  At any time and from time to time, this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) an amount equal to (i) the sum of (A) that portion of the outstanding principal balance of the Note that the Holder elects to convert, and (B) any accrued but unpaid interest under this Note as of such date by (y) the Conversion Price (as defined in Section 3.2 hereof) then in effect on the date on which the Holder delivers a notice of conversion (the “Conversion Notice”), duly executed, to Evergreen (the “Conversion Date”).  The Holder shall deliver this Note to Evergreen at the address designated in the Purchase Agreement at such time that this Note is fully converted.  With respect to partial conversions of this Note, Evergreen shall keep written records of the amount of this Note converted as of each Conversion Date.  Following a partial conversion of the Note and upon request by Evergreen, the Holder shall deliver this Note to Evergreen at the address designated in the Purchase Agreement in exchange for an identical note reflecting the remaining outstanding aggregate principal amount of the Note that has not been converted.

Conversion Price.  The term “Conversion Price” shall mean $3.65, subject to adjustment under Section 3.6 hereof (the “Set Price”).

Mechanics of Conversion.

(a)           Not later than three (3) Trading Days after any Conversion Date, Evergreen or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Holder or its affiliates, for the number of shares of Common Stock to which the Holder shall be entitled.  In the alternative, not later than three (3) Trading Days after any Conversion Date, Evergreen or its designated transfer agent, as applicable, shall deliver to the applicable Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading

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restrictions (other than those required by Section 5.1 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note (the “Delivery Date”).  Notwithstanding the foregoing to the contrary, Evergreen or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale and the Holder has complied with the applicable prospectus delivery requirements (as evidenced by documentation furnished to and reasonably satisfactory to Evergreen) or such shares may be sold pursuant to Rule 144 or other exemption under the Securities Act.  If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to Evergreen at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event Evergreen shall immediately return this Note tendered for conversion, whereupon Evergreen and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to Evergreen.

(b)           Evergreen understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder.  If Evergreen fails to deliver to the Holder such shares via DWAC (or, if applicable, certificates) by the Delivery Date, Evergreen shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered (if applicable), together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) 2% of the aggregate principal amount of the Note requested to be converted for each Trading Day and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty).  Nothing herein shall limit a Holder’s right to pursue actual damages for Evergreen’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).  Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal Evergreen shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

(c)           In addition to any other rights available to the Holder, if Evergreen fails to cause its transfer agent to transmit via DWAC or transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note (the “Conversion Shares”) on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such conversion (a “Buy-In”), then Evergreen shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that Evergreen was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the

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sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had Evergreen timely complied with its conversion and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence Evergreen shall be required to pay the Holder $1,000. The Holder shall provide Evergreen written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by Evergreen.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Evergreen’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

Ownership Cap and Certain Conversion Restrictions. Notwithstanding anything to the contrary set forth in Article III of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing Evergreen with 61 days’ prior written notice that the Holder would like to waive Section 3.4 of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4 shall be of no force or effect with regard to all or a portion of the Note referenced in the waiver notice.

Trading Market Regulation.  Evergreen shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which Evergreen may issue upon conversion of the Notes in the aggregate without breaching Evergreen’s obligations under the rules or regulations of any applicable Trading Market, except that such limitation shall not apply in the event that Evergreen (A) obtains the approval of its stockholders as required by the applicable rules of such Trading Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to Evergreen that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

Adjustment of Conversion Price.

(a)           Until the Note has been paid in full or converted in full, the Set Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.6(a)(i) hereof):

Adjustment for Stock Dividends, Subdivisions and Combinations.  If at any time Evergreen shall:

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set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of Conversion Shares immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Note may be converted immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event (without giving effect to the limitations on conversion set forth in Section 3.4 hereof), and (2) the Set Price then in effect shall be adjusted to equal (A) the Set Price then in effect multiplied by the number of shares of Common Stock for which this Note may be converted immediately prior to the adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof) divided by (B) the number of shares of Common Stock for which this Note may be converted immediately after such adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof).

Adjustment upon Issuance of shares of Common Stock.  If at any time Evergreen issues or sells, or in accordance with this Section 3.6(a)(ii) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of Evergreen, but excluding Common Stock deemed to have been issued or sold by Evergreen in connection with any Excluded Security) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Set Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Set Price then in effect shall be reduced to an amount equal to the New Issuance Price.  “Excluded Securities” means any Common Stock issued or issuable or deemed to be issued in accordance with this Section 3.6(a)(ii) by Evergreen: (i) in connection with any employee benefit plan currently existing, pursuant to which Evergreen’s securities may be issued to any employee, consultant, officer or director for services provided to Evergreen; (ii) upon conversion of the Notes; (iii) pursuant to any contract, commitment, understanding or arrangement in effect as of the date hereof and set forth on Schedule 2.1(c)(iii) of the Purchase Agreement; (iv) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the date hereof, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date hereof and such Options or Convertible Securities are not amended, modified or changed on or after the date hereof; and (v) in connection with any stock split, stock dividend, recapitalization or similar transaction by Evergreen for which adjustment is made pursuant to Section 3.6(a)(i).  Upon each such adjustment of the Set Price hereunder, the number of Conversion Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Set Price in effect immediately prior to such adjustment by the number of

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Conversion Shares acquirable upon conversion of this Note immediately prior to such adjustment and dividing the product thereof by the Set Price resulting from such adjustment. For purposes of determining the adjusted Set Price under this Section 3.6, the following shall be applicable:

Issuance of Options.  If Evergreen in any manner grants any options to purchase Common Stock (“Options”), and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock (“Convertible Securities”) issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by Evergreen at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 3.6(a)(ii)(1), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by Evergreen with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Set Price or number of Conversion Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

Issuance of Convertible Securities.  If Evergreen in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by Evergreen at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 3.6(a)(ii)(2), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by Evergreen with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Set Price or number of Conversion Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Note has been or is to be made pursuant to other provisions of this Section 3.6, no further adjustment of the Set Price or number of Conversion Shares shall be made by reason of such issue or sale.

Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Set Price and the number of Conversion Shares in

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effect at the time of such increase or decrease shall be adjusted to the Set Price and the number of shares of Common Stock issuable upon conversion of this Note which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3.6(a)(ii)(3), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Note are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 3.6(a)(ii)(3) shall be made if such adjustment would result in an increase of the Set Price then in effect or a decrease in the number of Conversion Shares.

Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of Evergreen, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by Evergreen therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by Evergreen will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by Evergreen will be the closing sale price of such security on the date of receipt.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which Evergreen is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by Evergreen and the Holder.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by Evergreen and the Holder.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by Evergreen.

Certain Other Distributions.  If at any time Evergreen shall set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of Evergreen),

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any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash or Common Stock), or any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash or Common Stock), then (1) the number of Conversion Shares may shall be adjusted to equal the product of the number of shares of Common Stock for which this Note may be converted immediately prior to such adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof) multiplied by a fraction (A) the numerator of which shall be the Closing Sale Price of Common Stock at the date of taking such record and (B) the denominator of which shall be such Closing Sale Price minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of Evergreen and supported by an opinion from an investment banking firm reasonably acceptable to the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Set Price then in effect shall be adjusted to equal (A) the Set Price then in effect multiplied by the number of shares of Common Stock for which this Note may be converted immediately prior to the adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof) divided by (B) the number of shares of Common Stock for which this Note may be converted immediately after such adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof).  A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Evergreen to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 3.6(a) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 3.6(a).

(b)           Other Provisions applicable to Adjustments under this Section.  The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Note may be converted and the Set Price then in effect provided for in this Section 3.6:

Fractional Interests.  In computing adjustments under this Section 3.6, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

When Adjustment Not Required.  If Evergreen shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the

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taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(c)           Form of Note after Adjustments.  The form of this Note need not be changed because of any adjustments in the Set Price or the number and kind of securities purchasable upon conversion of this Note.

(d)           Escrow of Property.  If after any property becomes distributable pursuant to this Section 3.6 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder converts this Note, such property shall be held in escrow for the Holder by Evergreen to be distributed to the Holder upon and to the extent that the event actually takes place, upon payment of the then current Set Price.  Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed property shall be returned to Evergreen.

(e)           No Impairment.  Evergreen shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Evergreen, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.  In the event the Holder shall elect to convert the Note as provided herein, Evergreen cannot refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of the Note shall have issued and Evergreen posts a surety bond for the benefit of the Holder in an amount equal to one hundred fifty percent (150%) of the amount of the Notes, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(f)            Certificates as to Adjustments.  Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.6, Evergreen at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  Evergreen shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note.  Notwithstanding the foregoing, Evergreen shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(f)            Issue Taxes.  Evergreen shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or

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delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that Evergreen shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(g)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  In lieu of any fractional shares to which the Holder would otherwise be entitled, Evergreen shall pay cash equal to the product of such fraction multiplied by the average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

(h)           Reservation of Common Stock.  Evergreen shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than one hundred fifty percent (150%) of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible.  Evergreen shall, from time to time in accordance with Delaware law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy Evergreen’s obligations under this Section 3.6(h).

(i)            Regulatory Compliance.  If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, Evergreen shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

PREPAYMENT

Prepayment.

(a)           Prepayment Option Upon Major Transaction.  In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of any Major Transaction (as defined below), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay the Note in cash at a price equal to the sum of (i) one hundred percent (100%) of the aggregate principal amount of this Note plus all accrued and unpaid interest (if any), plus (ii) the Exit Fee plus (iii) all other fees, costs, expenses, liquidated damages or other amounts (if any) owing in respect of this Note and the other Transaction Documents (the “Major Transaction Prepayment Price”).

(b)           “Major Transaction.”  A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

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the consolidation, merger or other business combination of the Makers, or any of them, with or into another Person (other than (A) pursuant to any migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Makers, or any of them, or (B) a consolidation, merger or other business combination in which holders of the Makers’, or any Maker’s, voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities);

the sale or transfer of more than fifty percent (50%) of the Makers’, or any Maker’s, assets (based on the fair market value as determined in good faith by each Maker’s Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or

closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

(c)           Mechanics of Prepayment at Option of Holder Upon Major Transaction.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Makers shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to the Holder of this Note.  At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), the Holder of this Note may require the Makers to prepay, effective immediately prior to the consummation of such Major Transaction, the Note by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of the Holder Upon Major Transaction”) to the Makers, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 4.1(a) above.

(d)           Payment of Prepayment Price.  Upon the Makers’ receipt of a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from the Holder of this Note, the Makers shall immediately notify the Holder of this Note by facsimile of the Makers’ receipt of such Notice(s) of Prepayment at Option of Holder Upon Major Transaction and the Makers shall deliver the Major Transaction Prepayment Price immediately prior to or contemporaneous with the consummation of the Major Transaction.  If the Makers shall fail to prepay the Note submitted for prepayment (other than pursuant to a dispute as to the arithmetic calculation of the Major Transaction Prepayment Price) immediately prior to or contemporaneous with the consummation of the Major Transaction, in addition to any remedy the Holder of this Note may have under this Note and the Purchase Agreement, the Major Transaction Prepayment Price payable in respect of the Note not prepaid shall bear interest at the rate of four percent (4%) per month (prorated for partial months) until paid in full.

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MISCELLANEOUS

Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Makers, or any of them, (or the performance thereof).  Each Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore each Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Enforcement Expenses.  Each Maker agrees to pay all costs and expenses incurred from time to time by the Holder with respect to any modification, consent or waiver of the provisions of this Note or the Transaction Documents and any enforcement of this Note and the Transaction Documents, including, without limitation, reasonable attorneys’ fees and expenses.

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Amendments.

(a)                                  This Note may not be modified or amended in any manner except in writing executed by the Makers and the Holder.

(b)                                 To the extent that amendments to this Note are required in connection with the filing of a listing application with the NYSE Arca Exchange or any other Trading Market in connection with the transactions contemplated hereby, the Makers and the Holder shall cooperate in good faith to reach mutually acceptable resolutions with regard to such amendments, without penalty; provided that the Holder has, in its sole discretion, determined such amendments to be advisable.

Compliance with Securities Laws.

(a)                                  The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note except in accordance with applicable law.

(b)                                 The Holder is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act), and such Holder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  The Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and it is not a broker-dealer.  The Holder acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Consent to Jurisdiction.  Each of each Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of each Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 5.8 shall affect or limit any right to serve process in any other manner permitted by law.

Binding Effect.  This Note shall be binding upon, inure to the benefit of and be enforceable by the Makers, the Holder and their respective successors and permitted assigns.  No Maker shall delegate or transfer this Note or any obligations or undertakings contained in this Note.

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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Maker Waivers; Dispute Resolution.

(a)                                  Except as otherwise specifically provided herein, each Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Makers liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(b)                                 No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(c)                                  EACH MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Definitions.  Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” (whether or not capitalized) shall mean any day banking transactions can be conducted in New York City, NY, USA and does not include any day which is a federal or state holiday in such location.

“Closing Sale Price” means, on any particular date (i) the last trading price per share of the Common Stock on such date on the New York Stock Exchange or another registered national securities exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last trading price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not then listed or traded on a registered national securities exchange or quoted on the OTC Bulletin Board, then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Makers.

“Common Stock” means shares of common stock, par value $0.001 per share, of Evergreen.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Trading Day” means (a) a day on which the Common Stock is traded on the New York Stock Exchange or other registered national securities exchange, or (b) if the Common Stock is not traded on the OTC Bulletin Board or a registered national securities exchange, a day

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on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the Over the Counter Bulletin Board, the New York Stock Exchange, the NYSE Arca Exchange, the NYSE Alternext Exchange, the Nasdaq Capital Markets, the Nasdaq Global Markets or the Nasdaq Global Select Market.

“Transaction Documents” means this Note, the Purchase Agreement, the Security Agreement, the Mortgages, the Pledge Agreement and all other security documents or related agreements now or hereafter entered into in connection with and/or as security for this Note and all amendments and supplements thereto and replacements thereof and any other Transaction Document (as that term is defined in the Purchase Agreement).

[Signature appears on following page]

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IN WITNESS WHEREOF, each Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

EVERGREEN ENERGY INC.

By:

	Name:	Diana L. Kubik

	Title:	Vice President and Chief Financial Officer

EVERGREEN OPERATIONS, LLC

By:

	Name:	Diana L. Kubik

	Title:	Vice President and Chief Financial Officer

BUCKEYE INDUSTRIAL MINING CO.

By:

	Name:	Diana L. Kubik

	Title:	Vice President and Chief Financial Officer

[SIGNATURE PAGE TO SENIOR SECURED

CONVERTIBLE PROMISSORY NOTE]

S-1

EXHIBIT A

WIRE INSTRUCTIONS

Wire instructions for Centurion Credit Funding LLC

Bank:

ABA#:

Account Name:

Account Number:

EXHIBIT B

FORM OF

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $                                  of the principal amount of the above Note No.         into shares of Common Stock of Evergreen Energy Inc. (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion

Applicable Conversion Price

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:

Signature

[Name]

Address:

EXHIBIT B-3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR EVERGREEN ENERGY INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

(THIRD TRANCHE)

Dated: , 2009	$5,000,000

For value received, EVERGREEN ENERGY INC., a corporation organized under the laws of the State of Delaware (“Evergreen”), EVERGREEN OPERATIONS, LLC, a limited liability company organized under the laws of the State of Delaware (“Operations”) and BUCKEYE INDUSTRIAL MINING CO., a corporation organized under the laws of the State of Ohio (“Buckeye,” and together with Operations and Evergreen, collectively, the “Makers” or the “Companies” and each individually referred to as a “Maker” or a “Company”), hereby, jointly and severally, promise to pay to the order of CENTURION CREDIT FUNDING LLC, a Delaware limited liability company, with an address at 152 West 57th Street, 4th Floor, New York, NY 10019 (together with its successors, representatives, and assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of Five Million Dollars ($5,000,000) hereunder, together with interest and all other obligations outstanding hereunder.

All payments under or pursuant to this Senior Secured Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Makers or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A.  The outstanding principal balance of this Note shall be due and payable on the earliest of (i) December 20, 2009, (ii) the date all obligations and indebtedness hereunder are accelerated in accordance with Section 2.2 hereof, and (iii) a sale of the capital stock, or all or substantially all of the assets, of Buckeye (the “Maturity Date”).

Purchase Agreement.  This Note has been executed and delivered pursuant to the Note Purchase Agreement, bearing even date herewith (the “Purchase Agreement”), by and among the Makers and the Holder (as an Investor).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

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Interest.  Interest on the original principal amount of this Note shall bear interest, in arrears, at a rate of ten percent (10%) per annum and shall be payable in the amount of [$          ]for the period commencing on the date hereof through December 20, 2009 (the “Nine Month Anniversary”) on an unconditional, non-refundable basis to be paid in full on the date hereof.  Furthermore, upon the occurrence and during the continuance of an Event of Default (as defined below), the Maker will pay additional default rate interest to the Holder, payable on demand, at a rate equal to the lesser of four percent (4%) per month (prorated for partial months) and the maximum applicable legal rate per annum, computed on the basis of a 360-day year of twelve (12) thirty-day months on the outstanding principal balance of this Note.

Exit Fee.  When the Note is repaid, in whole or in part, for any reason and at any time (whether by voluntary prepayment by Makers, by reason of the occurrence of an Event of Default, upon maturity, or otherwise), Makers shall pay to the Investor, as compensation for the cost of the Investor making funds available to Makers, an exit fee (the “Exit Fee”) in an amount equal to (i) 5% of the amount of such repayment or prepayment, as applicable, if Maker repays or prepays this Note at any time following the date hereof, but on or prior to June 20, 2009, (ii) 10% of the amount of such repayment or prepayment, as applicable, if Maker repays or prepays this Note at any time following June 20, 2009, but on or prior to September 20, 2009 and (iii) 15% of the amount of such repayment or prepayment, as applicable, if Maker repays or prepays this Note at any time following September 20, 2009. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.

Payment of Principal; Prepayment. The outstanding principal balance plus all outstanding interest, the Exit Fee and all other amounts due and owing hereunder shall be paid in full on the Maturity Date.  Any amount of principal repaid hereunder may not be reborrowed.  The Maker may prepay all or any portion of the principal amount of this Note in an amount equal to the sum of (i) 100% of the amount of such principal prepayment, (ii) the Exit Fee and (iii) all outstanding interest and all other amounts due and owing hereunder, upon not less than three (3) Business Days prior written notice to the Holder.  This Note is further subject to mandatory prepayment at the option of the Holder as set forth in Article 4 hereof.

Security Documents.  The obligations of the Makers hereunder are secured by a continuing security interest in (i) substantially all of the assets of Buckeye pursuant to the terms of the Security Agreement, the Mortgages and other collateral documents and (ii) Operation’s equity interest in Buckeye pursuant to the terms of the Pledge Agreement.

Payment on Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Transfer.  This Note may be transferred or sold, and may also be pledged, hypothecated or otherwise granted as security, by the Holder; provided, however, that any transfer or sale of this Note must be in compliance with any applicable securities laws.

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Replacement.  Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Makers shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Use of Proceeds.  The Makers shall use the proceeds of this Note as set forth in the Purchase Agreement.

EVENTS OF DEFAULT; REMEDIES

Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)                                  any failure to make any payment of the principal amount, interest or any other monetary obligation under this Note, as and when the same shall be due and payable (whether on the Maturity Date or by acceleration or otherwise); or

(b)                                 any Maker shall failure to (i) observe, perform, or comply with the first sentence of Section 3.4 or Sections 3.17, 3.19, 3.22 or 3.26 of the Purchase Agreement or Sections 6(f)(ii), 6(j) or the first two sentences of Section 6(k) of the Security Agreement and such failure continues for thirty (30) days following the earlier of knowledge or written notice from the Investor or (ii) observe, perform or comply with any other condition, covenant, undertaking or agreement contained in this Note, the Purchase Agreement, the Security Agreement or the Pledge Agreement; provided, however, upon entering into any other Transaction Document, the parties will negotiate in good faith to amend this provision to incorporate sections of each such Transaction Document into subclause (i) or (ii) of this Section 2.1(b), or

(c)                                  the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of, the NYSE Arca Exchange, the New York Stock Exchange, Inc., the OTC Bulletin Board, the Nasdaq Capital Markets, the Nasdaq Global Market, the Nasdaq Global Select Market, or the NYSE Alternext Exchange for a period of five (5) consecutive Trading Days; or

(d)                                 any representation or warranty made by the Makers, or any of them, herein or in the Purchase Agreement or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(e)                                  any Maker (i) shall fail to make any payment when due under the terms of any Indebtedness for borrowed money to be paid by such Person and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) shall default in the observance or performance of any other agreement, term or condition contained in any agreement (related to Indebtedness or otherwise), and the effect of such failure or default as set forth in subsections (i) or (ii), is to cause, or permit the holder or holders thereof, or any counterparty to an agreement relating to Indebtedness, to cause Indebtedness, or amounts due thereunder, in an aggregate

6

amount of One Hundred Thousand Dollars ($100,000) or more to become due prior to its stated date of maturity or the date such amount would otherwise have been due notwithstanding such default; or

(f)            the Makers, or any of them, shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(g)           a proceeding or case shall be commenced in respect of the Makers, or any of them, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Makers, or any of them, or of all or any substantial part of Makers’, or any of Maker’s assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Makers, or any of them, or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Makers, or any of them, and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(h)           a judgment or judgments in the aggregate amount exceeding One Hundred Thousand Dollars $100,000 is/are entered against the Makers, or any of them, and not dismissed or discharged within twenty (20) days following the entry thereof; or

(i)            the Makers, or any of them, shall cease to actively conduct its business operations for a period of five (5) consecutive Business Days; or

(j)            any material portion of the properties or assets of the Makers, or any of them, is seized by any governmental authority; or

(k)           the Makers, or any of them, are indicted for the commission of any criminal activity.

Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder may at any time at its option (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, plus the Exit Fee

7

and other fees and expenses, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Makers; provided, however, that upon the occurrence of an Event of Default described in Sections 2.1 (f) or (g) above, the outstanding principal balance and accrued interest hereunder, plus the Exit Fee and other fees and expenses, shall be immediately and automatically due and payable, and/or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Security Agreement, the Pledge Agreement, the Mortgages or other Transaction Document or applicable law.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  Upon the occurrence and during the continuance of an Event of Default, this Note shall bear interest at the default rate set forth in Section 1.2 hereof.

CONVERSION; ANTIDILUTION

Conversion Option.  At any time and from time to time, this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) an amount equal to (i) the sum of (A) that portion of the outstanding principal balance of the Note that the Holder elects to convert, and (B) any accrued but unpaid interest under this Note as of such date by (y) the Conversion Price (as defined in Section 3.2 hereof) then in effect on the date on which the Holder delivers a notice of conversion (the “Conversion Notice”), duly executed, to Evergreen (the “Conversion Date”).  The Holder shall deliver this Note to Evergreen at the address designated in the Purchase Agreement at such time that this Note is fully converted.  With respect to partial conversions of this Note, Evergreen shall keep written records of the amount of this Note converted as of each Conversion Date.  Following a partial conversion of the Note and upon request by Evergreen, the Holder shall deliver this Note to Evergreen at the address designated in the Purchase Agreement in exchange for an identical note reflecting the remaining outstanding aggregate principal amount of the Note that has not been converted.

Conversion Price.  The term “Conversion Price” shall mean $3.65, subject to adjustment under Section 3.6 hereof (the “Set Price”).

Mechanics of Conversion.

(a)           Not later than three (3) Trading Days after any Conversion Date, Evergreen or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Holder or its affiliates, for the number of shares of Common Stock to which the Holder shall be entitled.  In the alternative, not later than three (3) Trading Days after any Conversion Date, Evergreen or its designated transfer agent, as applicable, shall deliver to the applicable Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading

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restrictions (other than those required by Section 5.1 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note (the “Delivery Date”).  Notwithstanding the foregoing to the contrary, Evergreen or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale and the Holder has complied with the applicable prospectus delivery requirements (as evidenced by documentation furnished to and reasonably satisfactory to Evergreen) or such shares may be sold pursuant to Rule 144 or other exemption under the Securities Act.  If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to Evergreen at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event Evergreen shall immediately return this Note tendered for conversion, whereupon Evergreen and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to Evergreen.

(b)           Evergreen understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder.  If Evergreen fails to deliver to the Holder such shares via DWAC (or, if applicable, certificates) by the Delivery Date, Evergreen shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered (if applicable), together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) 2% of the aggregate principal amount of the Note requested to be converted for each Trading Day and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty).  Nothing herein shall limit a Holder’s right to pursue actual damages for Evergreen’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).  Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal Evergreen shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

(c)           In addition to any other rights available to the Holder, if Evergreen fails to cause its transfer agent to transmit via DWAC or transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note (the “Conversion Shares”) on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such conversion (a “Buy-In”), then Evergreen shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that Evergreen was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the

9

sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had Evergreen timely complied with its conversion and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence Evergreen shall be required to pay the Holder $1,000. The Holder shall provide Evergreen written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by Evergreen.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Evergreen’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

Ownership Cap and Certain Conversion Restrictions. Notwithstanding anything to the contrary set forth in Article III of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing Evergreen with 61 days’ prior written notice that the Holder would like to waive Section 3.4 of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4 shall be of no force or effect with regard to all or a portion of the Note referenced in the waiver notice.

Trading Market Regulation.  Evergreen shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which Evergreen may issue upon conversion of the Notes in the aggregate without breaching Evergreen’s obligations under the rules or regulations of any applicable Trading Market, except that such limitation shall not apply in the event that Evergreen (A) obtains the approval of its stockholders as required by the applicable rules of such Trading Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to Evergreen that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

Adjustment of Conversion Price.

(a)           Until the Note has been paid in full or converted in full, the Set Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.6(a)(i) hereof):

Adjustment for Stock Dividends, Subdivisions and Combinations.  If at any time Evergreen shall:

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set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of Conversion Shares immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Note may be converted immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event (without giving effect to the limitations on conversion set forth in Section 3.4 hereof), and (2) the Set Price then in effect shall be adjusted to equal (A) the Set Price then in effect multiplied by the number of shares of Common Stock for which this Note may be converted immediately prior to the adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof) divided by (B) the number of shares of Common Stock for which this Note may be converted immediately after such adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof).

Adjustment upon Issuance of shares of Common Stock.  If at any time Evergreen issues or sells, or in accordance with this Section 3.6(a)(ii) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of Evergreen, but excluding Common Stock deemed to have been issued or sold by Evergreen in connection with any Excluded Security) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Set Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Set Price then in effect shall be reduced to an amount equal to the New Issuance Price.  “Excluded Securities” means any Common Stock issued or issuable or deemed to be issued in accordance with this Section 3.6(a)(ii) by Evergreen: (i) in connection with any employee benefit plan currently existing, pursuant to which Evergreen’s securities may be issued to any employee, consultant, officer or director for services provided to Evergreen; (ii) upon conversion of the Notes; (iii) pursuant to any contract, commitment, understanding or arrangement in effect as of the date hereof and set forth on Schedule 2.1(c)(iii) of the Purchase Agreement; (iv) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the date hereof, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date hereof and such Options or Convertible Securities are not amended, modified or changed on or after the date hereof; and (v) in connection with any stock split, stock dividend, recapitalization or similar transaction by Evergreen for which adjustment is made pursuant to Section 3.6(a)(i).  Upon each such adjustment of the Set Price hereunder, the number of Conversion Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Set Price in effect immediately prior to such adjustment by the number of

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Conversion Shares acquirable upon conversion of this Note immediately prior to such adjustment and dividing the product thereof by the Set Price resulting from such adjustment. For purposes of determining the adjusted Set Price under this Section 3.6, the following shall be applicable:

Issuance of Options.  If Evergreen in any manner grants any options to purchase Common Stock (“Options”), and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock (“Convertible Securities”) issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by Evergreen at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 3.6(a)(ii)(1), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by Evergreen with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Set Price or number of Conversion Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

Issuance of Convertible Securities.  If Evergreen in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by Evergreen at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 3.6(a)(ii)(2), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by Evergreen with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Set Price or number of Conversion Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Note has been or is to be made pursuant to other provisions of this Section 3.6, no further adjustment of the Set Price or number of Conversion Shares shall be made by reason of such issue or sale.

Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Set Price and the number of Conversion Shares in

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effect at the time of such increase or decrease shall be adjusted to the Set Price and the number of shares of Common Stock issuable upon conversion of this Note which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3.6(a)(ii)(3), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Note are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 3.6(a)(ii)(3) shall be made if such adjustment would result in an increase of the Set Price then in effect or a decrease in the number of Conversion Shares.

Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of Evergreen, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by Evergreen therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by Evergreen will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by Evergreen will be the closing sale price of such security on the date of receipt.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which Evergreen is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by Evergreen and the Holder.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by Evergreen and the Holder.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by Evergreen.

Certain Other Distributions.  If at any time Evergreen shall set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of Evergreen),

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any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash or Common Stock), or any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash or Common Stock), then (1) the number of Conversion Shares may shall be adjusted to equal the product of the number of shares of Common Stock for which this Note may be converted immediately prior to such adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof) multiplied by a fraction (A) the numerator of which shall be the Closing Sale Price of Common Stock at the date of taking such record and (B) the denominator of which shall be such Closing Sale Price minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of Evergreen and supported by an opinion from an investment banking firm reasonably acceptable to the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Set Price then in effect shall be adjusted to equal (A) the Set Price then in effect multiplied by the number of shares of Common Stock for which this Note may be converted immediately prior to the adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof) divided by (B) the number of shares of Common Stock for which this Note may be converted immediately after such adjustment (without giving effect to the limitations on conversion set forth in Section 3.4 hereof).  A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Evergreen to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 3.6(a) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 3.6(a).

(b)           Other Provisions applicable to Adjustments under this Section.  The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Note may be converted and the Set Price then in effect provided for in this Section 3.6:

Fractional Interests.  In computing adjustments under this Section 3.6, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

When Adjustment Not Required.  If Evergreen shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the

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taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(c)           Form of Note after Adjustments.  The form of this Note need not be changed because of any adjustments in the Set Price or the number and kind of securities purchasable upon conversion of this Note.

(d)           Escrow of Property.  If after any property becomes distributable pursuant to this Section 3.6 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder converts this Note, such property shall be held in escrow for the Holder by Evergreen to be distributed to the Holder upon and to the extent that the event actually takes place, upon payment of the then current Set Price.  Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed property shall be returned to Evergreen.

(e)           No Impairment.  Evergreen shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Evergreen, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.  In the event the Holder shall elect to convert the Note as provided herein, Evergreen cannot refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of the Note shall have issued and Evergreen posts a surety bond for the benefit of the Holder in an amount equal to one hundred fifty percent (150%) of the amount of the Notes, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(f)            Certificates as to Adjustments.  Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.6, Evergreen at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  Evergreen shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note.  Notwithstanding the foregoing, Evergreen shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(f)            Issue Taxes.  Evergreen shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or

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delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that Evergreen shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(g)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  In lieu of any fractional shares to which the Holder would otherwise be entitled, Evergreen shall pay cash equal to the product of such fraction multiplied by the average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

(h)           Reservation of Common Stock.  Evergreen shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than one hundred fifty percent (150%) of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible.  Evergreen shall, from time to time in accordance with Delaware law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy Evergreen’s obligations under this Section 3.6(h).

(i)            Regulatory Compliance.  If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, Evergreen shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

PREPAYMENT

Prepayment.

(a)           Prepayment Option Upon Major Transaction.  In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of any Major Transaction (as defined below), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay the Note in cash at a price equal to the sum of (i) one hundred percent (100%) of the aggregate principal amount of this Note plus all accrued and unpaid interest (if any), plus (ii) the Exit Fee plus (iii) all other fees, costs, expenses, liquidated damages or other amounts (if any) owing in respect of this Note and the other Transaction Documents (the “Major Transaction Prepayment Price”).

(b)           “Major Transaction.”  A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

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the consolidation, merger or other business combination of the Makers, or any of them, with or into another Person (other than (A) pursuant to any migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Makers, or any of them, or (B) a consolidation, merger or other business combination in which holders of the Makers’, or any Maker’s, voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities);

the sale or transfer of more than fifty percent (50%) of the Makers’, or any Maker’s, assets (based on the fair market value as determined in good faith by each Maker’s Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or

closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

(c)                                  Mechanics of Prepayment at Option of Holder Upon Major Transaction.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Makers shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to the Holder of this Note.  At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), the Holder of this Note may require the Makers to prepay, effective immediately prior to the consummation of such Major Transaction, the Note by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of the Holder Upon Major Transaction”) to the Makers, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 4.1(a) above.

(d)                                 Payment of Prepayment Price.  Upon the Makers’ receipt of a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from the Holder of this Note, the Makers shall immediately notify the Holder of this Note by facsimile of the Makers’ receipt of such Notice(s) of Prepayment at Option of Holder Upon Major Transaction and the Makers shall deliver the Major Transaction Prepayment Price immediately prior to or contemporaneous with the consummation of the Major Transaction.  If the Makers shall fail to prepay the Note submitted for prepayment (other than pursuant to a dispute as to the arithmetic calculation of the Major Transaction Prepayment Price) immediately prior to or contemporaneous with the consummation of the Major Transaction, in addition to any remedy the Holder of this Note may have under this Note and the Purchase Agreement, the Major Transaction Prepayment Price payable in respect of the Note not prepaid shall bear interest at the rate of four percent (4%) per month (prorated for partial months) until paid in full.

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MISCELLANEOUS

Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Makers, or any of them, (or the performance thereof).  Each Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore each Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Enforcement Expenses.  Each Maker agrees to pay all costs and expenses incurred from time to time by the Holder with respect to any modification, consent or waiver of the provisions of this Note or the Transaction Documents and any enforcement of this Note and the Transaction Documents, including, without limitation, reasonable attorneys’ fees and expenses.

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Amendments.

(a)                                  This Note may not be modified or amended in any manner except in writing executed by the Makers and the Holder.

(b)                                 To the extent that amendments to this Note are required in connection with the filing of a listing application with the NYSE Arca Exchange or any other Trading Market in connection with the transactions contemplated hereby, the Makers and the Holder shall cooperate in good faith to reach mutually acceptable resolutions with regard to such amendments, without penalty; provided that the Holder has, in its sole discretion, determined such amendments to be advisable.

Compliance with Securities Laws.

(a)                                  The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note except in accordance with applicable law.

(b)                                 The Holder is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act), and such Holder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  The Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and it is not a broker-dealer.  The Holder acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Consent to Jurisdiction.  Each of each Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of each Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 5.8 shall affect or limit any right to serve process in any other manner permitted by law.

Binding Effect.  This Note shall be binding upon, inure to the benefit of and be enforceable by the Makers, the Holder and their respective successors and permitted assigns.  No Maker shall delegate or transfer this Note or any obligations or undertakings contained in this Note.

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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Maker Waivers; Dispute Resolution.

(a)                                  Except as otherwise specifically provided herein, each Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Makers liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(b)                                 No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(c)                                  EACH MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Definitions.  Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” (whether or not capitalized) shall mean any day banking transactions can be conducted in New York City, NY, USA and does not include any day which is a federal or state holiday in such location.

“Closing Sale Price” means, on any particular date (i) the last trading price per share of the Common Stock on such date on the New York Stock Exchange or another registered national securities exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last trading price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not then listed or traded on a registered national securities exchange or quoted on the OTC Bulletin Board, then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Makers.

“Common Stock” means shares of common stock, par value $0.001 per share, of Evergreen.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Trading Day” means (a) a day on which the Common Stock is traded on the New York Stock Exchange or other registered national securities exchange, or (b) if the Common Stock is not traded on the OTC Bulletin Board or a registered national securities exchange, a day

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on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the Over the Counter Bulletin Board, the New York Stock Exchange, the NYSE Arca Exchange, the NYSE Alternext Exchange, the Nasdaq Capital Markets, the Nasdaq Global Markets or the Nasdaq Global Select Market.

“Transaction Documents” means this Note, the Purchase Agreement, the Security Agreement, the Mortgages, the Pledge Agreement and all other security documents or related agreements now or hereafter entered into in connection with and/or as security for this Note and all amendments and supplements thereto and replacements thereof and any other Transaction Document (as that term is defined in the Purchase Agreement).

[Signature appears on following page]

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IN WITNESS WHEREOF, each Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

EVERGREEN ENERGY INC.

By:

Name: Diana L. Kubik

Title: Vice President and Chief Financial Officer

EVERGREEN OPERATIONS, LLC

By:

Name: Diana L. Kubik

Title: Vice President and Chief Financial Officer

BUCKEYE INDUSTRIAL MINING CO.

By:

Name: Diana L. Kubik

Title: Vice President and Chief Financial Officer

[SIGNATURE PAGE TO SENIOR SECURED

CONVERTIBLE PROMISSORY NOTE]

S-1

EXHIBIT A

WIRE INSTRUCTIONS

Wire instructions for Centurion Credit Funding LLC

Bank:

ABA#:

Account Name:

Account Number:

EXHIBIT B

FORM OF

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $                                  of the principal amount of the above Note No.         into shares of Common Stock of Evergreen Energy Inc. (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion

Applicable Conversion Price

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:

Signature

[Name]

Address: